Exhibit 99.1






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                 MEXICAN STOCK AND ASSET PURCHASE AGREEMENT

                       DATED AS OF DECEMBER 16, 2001

                               BY AND BETWEEN

                           CONEXANT SYSTEMS, INC.

                                    AND

                           ALPHA INDUSTRIES, INC.




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                                                 TABLE OF CONTENTS

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ARTICLE I                DEFINITIONS.....................................................................2


ARTICLE II               SALE AND PURCHASE OF STOCK AND ASSETS..........................................12

     Section 2.1.        Purchase and Sale of Shares and Minority Shares................................12
     Section 2.2.        Purchase and Sale of Assets....................................................12
     Section 2.3.        Purchase Price.................................................................13
     Section 2.4.        Liabilities....................................................................13
     Section 2.5.        Allocation of Purchase Price...................................................13

ARTICLE III              SELLER'S REPRESENTATIONS AND WARRANTIES........................................14

     Section 3.1.        Corporate Status, Good Standing and Authorization..............................14
     Section 3.2.        Authority; Enforceability......................................................14
     Section 3.3.        Consents; No Conflicts or Violations...........................................14
     Section 3.4.        Stock of Maquiladora...........................................................15
     Section 3.5.        Permits........................................................................15
     Section 3.6.        Compliance with Laws...........................................................16
     Section 3.7.        Financial Statements...........................................................16
     Section 3.8.        Absence of Certain Changes or Events...........................................16
     Section 3.9.        Facility.......................................................................17
     Section 3.10.       Litigation.....................................................................17
     Section 3.11.       Maquiladora Employee Matters...................................................17
     Section 3.12.       Maquiladora Labor Relations....................................................18
     Section 3.13.       Tax Matters....................................................................18
     Section 3.14.       Environmental Matters..........................................................19
     Section 3.15.       Assumed Contracts..............................................................20
     Section 3.16.       Material Contracts of Maquiladora..............................................20
     Section 3.17.       No Brokers.....................................................................22
     Section 3.18.       Title to Properties............................................................22
     Section 3.19.       Sufficiency of Assets..........................................................22
     Section 3.20.       Insurance......................................................................22
     Section 3.21.       Separate Tax Parcel............................................................22
     Section 3.22.       Utilities, etc.................................................................22

ARTICLE IV               PURCHASER'S REPRESENTATIONS AND WARRANTIES.....................................23

     Section 4.1.        Organization of Purchaser and Minority Purchaser...............................23
     Section 4.2.        Authority; Enforceability......................................................23
     Section 4.3.        Consents; No Conflicts or Violations...........................................23
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     Section 4.4.        Litigation.....................................................................24
     Section 4.5.        No Brokers.....................................................................24

ARTICLE V                COVENANTS......................................................................24

     Section 5.1.        Access.........................................................................24
     Section 5.2.        Reasonable Best Efforts........................................................26
     Section 5.3.        Conduct of Business by Seller and Maquiladora..................................28
     Section 5.4.        Elimination of Intercompany Accounts...........................................29
     Section 5.5.        Intercompany Agreements........................................................29
     Section 5.6.        Mutual Release.................................................................29
     Section 5.7.        Public Announcements...........................................................31
     Section 5.8.        Supplements to Schedules.......................................................31
     Section 5.9.        Insurance......................................................................31
     Section 5.10.       Transition Services Agreement..................................................33

ARTICLE VI               CONDITIONS TO SELLER'S AND PURCHASER'S OBLIGATIONS.............................34

     Section 6.1.        HSR Act........................................................................34
     Section 6.2.        Mexican Competition Commission Approval........................................34
     Section 6.3.        No Injunctions or Restraints, Illegality.......................................34
     Section 6.4.        Completion of the Merger.......................................................34

ARTICLE VII              ADDITIONAL CONDITIONS TO SELLER'S AND PURCHASER'S OBLIGATIONS..................34

     Section 7.1.        Conditions to Seller's Obligations.............................................34
     Section 7.2.        Conditions to Purchaser's Obligations..........................................35

ARTICLE VIII             CLOSING........................................................................36

     Section 8.1.        Deliveries by Seller...........................................................36
     Section 8.2.        Deliveries by Minority Shareholder.............................................37
     Section 8.3.        Deliveries by Purchaser........................................................37
     Section 8.4.        Deliveries by Minority Purchaser...............................................38

ARTICLE IX               INDEMNIFICATION................................................................38

     Section 9.1.        Indemnification by Seller......................................................38
     Section 9.2.        Indemnification by Purchaser...................................................39
     Section 9.3.        Limitations on Indemnification Obligations.....................................39
     Section 9.4.        Procedures Relating to Indemnification.........................................41
     Section 9.5.        Sole and Exclusive Remedy......................................................43
     Section 9.6.        Termination of Indemnification Obligations.....................................43
     Section 9.7.        Effect of Investigation........................................................43
     Section 9.8.        Tax Matters....................................................................43
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ARTICLE X                TAX MATTERS....................................................................44

     Section 10.1.       Preparation and Filing of Tax Returns..........................................44
     Section 10.2.       Consistent with Past Practice..................................................44
     Section 10.3.       Payment of Taxes...............................................................44
     Section 10.4.       Allocation of Straddle Period Taxes............................................45
     Section 10.5.       Tax Refunds and Carrybacks.....................................................45
     Section 10.6.       Tax Indemnification............................................................46
     Section 10.7.       Notice of Indemnity............................................................48
     Section 10.8.       Payments.......................................................................48
     Section 10.9.       Tax Contests...................................................................48
     Section 10.10.      Cooperation and Exchange of Information........................................49
     Section 10.11.      Taxes; Profit-Sharing; Customs Duties; Transfer Sales and Use Taxes............49
     Section 10.12.      Tax Records....................................................................50
     Section 10.13.      Tax Sharing Agreements.........................................................51
     Section 10.14.      Dispute Resolution.............................................................51

ARTICLE XI               TERMINATION....................................................................52

     Section 11.1.       Voluntary Termination..........................................................52
     Section 11.2.       Automatic Termination..........................................................52
     Section 11.3.       Effect of Termination..........................................................52

ARTICLE XII              MISCELLANEOUS..................................................................52

     Section 12.1.       Assignment.....................................................................52
     Section 12.2.       Notices........................................................................53
     Section 12.3.       Choice of Law; Dispute Resolution..............................................54
     Section 12.4.       Survival of Representations and Warranties and Covenants.......................55
     Section 12.5.       Limitations on Representations and Warranties..................................55
     Section 12.6.       Entire Agreement; Waivers......................................................55
     Section 12.7.       Counterparts...................................................................55
     Section 12.8.       Severability...................................................................56
     Section 12.9.       Headings.......................................................................56
     Section 12.10.      Expenses.......................................................................56
     Section 12.11.      Amendments.....................................................................56
     Section 12.12.      Parties in Interest............................................................56
     Section 12.13.      Schedules and Exhibits.........................................................56
     Section 12.14.      Controlling Agreement..........................................................56
     Section 12.15.      Compliance with Bulk Sales Laws................................................57
     Section 12.16.      Savings Clause.................................................................57
     Section 12.17.      Cooperation Following the Closing..............................................57

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                                 Schedules


Schedule 1                           Certain Executive Officers of Seller
Schedule 2.2(a)                      Excluded Assets
Schedule 2.2(b)                      Permitted Encumbrances
Schedule 2.4(a)                      Assumed Liabilities
Schedule 3.3                         Consents Required by Seller
Schedule 3.6                         Compliance with Laws
Schedule 3.7                         Financial Statements
Schedule 3.8                         Certain Changes or Events
Schedule 3.10                        Seller Litigation
Schedule 3.11(a)                     List of Employees
Schedule 3.11(b)                     Benefit Plans
Schedule 3.12                        Labor Relations
Schedule 3.13(b)                     Tax Proceedings
Schedule 3.13(f)                     Tax Audits
Schedule 3.14                        Environmental Matters
Schedule 3.15                        Assumed Contracts
Schedule 3.16                        Maquiladora Contracts
Schedule 4.3                         Consents Required by Purchaser
Schedule 4.4                         Purchaser Litigation
Schedule 5.4                         Intercompany Accounts
Schedule 10.6(a)                     Purchaser Tax Act

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                                  Exhibits

Exhibit A         Terms of Promissory Note
Exhibit B         Terms of Supply Agreement

                 MEXICAN STOCK AND ASSET PURCHASE AGREEMENT


            MEXICAN STOCK AND ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of December 16, 2001, by and between Conexant Systems, Inc., a Delaware corporation ("Seller"), and Alpha Industries, Inc., a Delaware corporation ("Purchaser"). Seller and Purchaser are sometimes hereinafter collectively referred to as the "Parties" and individually as a "Party."


                                  RECITALS


            A. Seller owns 108,096,704 shares (the "Shares") of the issued and outstanding fixed and variable capital stock of Maquiladora (as defined herein), which represent approximately 99.9999% of the issued and outstanding shares of fixed and variable capital stock of Maquiladora; and Minority Shareholder (as defined herein) owns the remaining 25 issued and outstanding shares ("Minority Shares" and, together with the Shares, the "Purchased Shares") of variable capital stock of Maquiladora.

            B. Maquiladora conducts its business from the Facility (as defined herein) located in Mexicali, Baja California, Mexico.

            C. Seller owns certain tangible personal property located at the Facility, including machinery and equipment, that is used by Maquiladora in the conduct of its business and Seller is a party to certain contracts relating to Maquiladora.

            D. Seller desires to sell all of Seller's right, title and interest in and to the Shares and the Assets (as defined herein), and Purchaser desires to purchase the Shares and the Assets, all in accordance with the terms of this Agreement.


                                 AGREEMENT


            NOW, THEREFORE, in consideration of the representations, warranties, mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS
                                -----------


            As used in this Agreement, the following terms shall have the meanings given those terms in this ARTICLE I or in the Section of this Agreement referenced in the definition provided for such term:

            "Actually Realized" shall mean, for purposes of determining the timing of any Taxes (or related Tax cost or benefit) relating to any payment, transaction, occurrence or event, the time at which the amount of Taxes (including estimated Taxes) payable by any Person is increased above or reduced below, as the case may be, the amount of Taxes that such person would be required to pay but for the payment, transaction, occurrence or event.

            "Advanced Pricing Agreement" means the proposed transfer pricing agreement among, Seller, Maquiladora, the United States Internal Revenue Service and certain Mexican Tax authorities for transactions between Seller and Maquiladora for the annual tax periods of Maquiladora commencing January 1, 2000 through January 1, 2004, which has been submitted to the United States Internal Revenue Service and the appropriate Mexican Tax authorities.

            "Affiliate" of a Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" is defined in the first paragraph hereof.

            "Assembly Agreement" is defined in Section 3.16(i).

            "Assets" means all of Seller's right, title and interest in and to (i) all tangible personal property (other than computer data, documents, information, files, books and records), including Equipment, owned by Seller and located at the Facility on the date hereof and used by Maquiladora in the conduct of its business, together with prepaid expenses paid by Seller with respect to such tangible personal property and all third party insurance proceeds (if any) in respect of losses, liabilities or damage with respect to such property arising out of insured incidents occurring after the date hereof and prior to the Closing (to the extent Seller and its Affiliates have no obligation to

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reimburse the insurer for such insurance proceeds), (ii) all tangible personal property (other than computer data, documents, information, files, books and records) owned by Seller and located at the Facility on the Closing Date and used by Maquiladora in the conduct of its business which is acquired by Seller after the date hereof and prior to the Closing and all third party insurance proceeds (if any) in respect of losses, liabilities or damage with respect to such property arising out of insured incidents occurring after the date hereof and prior to the Closing (to the extent Seller and its Affiliates have no obligation to reimburse the insurer for such insurance proceeds), (iii) the Assumed Contracts, (iv) the Books and Records and (v) all third party insurance proceeds (if any) in respect of losses, liabilities or damage with respect to the assets or properties of Maquiladora arising out of insured incidents occurring after the date hereof and prior to the Closing (to the extent Seller and its Affiliates have no obligation to reimburse the insurer for such insurance proceeds), but, in each case, excluding (A) the Excluded Assets and
(B) all tangible personal property owned by Seller located at the Facility and used by Maquiladora in the conduct of its business which is sold or otherwise disposed of by Seller in the ordinary course of business consistent with past practice and the terms of this Agreement from and after the date hereof and prior to the Closing (and all insurance proceeds related to such property).

            "Assumed Contracts" means all contracts listed on Schedule 3.15 and all contracts (including purchase orders) of Seller relating to the Assets or entered into on behalf of Maquiladora (to the extent related to the Assets) which are entered into after the date hereof and prior to the Closing in the ordinary course of business consistent with past practice and the terms of this Agreement.

            "Assumed Liabilities" is defined in Section 2.4(a).

            "Bailment Agreements" is defined in Section 3.16(ii).

            "Benefit Plans" is defined in Section 3.11(b).

            "Books and Records" means all documents, information, computer data, files, books and records (in each case, in whatever form or media, including electronic media) owned by Seller that relate exclusively to (i) Maquiladora and its operations or (ii) the Assets, but excluding any documents, information, files, books and records pertaining to any Excluded Assets or Excluded Liabilities.

            "Business Day" means a day other than a Saturday, a Sunday or a day on which banks are required or authorized to close in the City of New York.

            "Charter Document" means any of the certificate of incorporation, bylaws, agreement of limited partnership, operating agreement or other organizational or

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constitutive document of a Person (including, in the case of a Mexican Person, the acta constitutiva or estatutos of such Person).

            "Claim(s)" means any action, suit, litigation, proceeding, arbitration or other method of settling disputes or disagreements and any grievance, complaint, claim, charge, demand, investigation or other similar matter.

            "Claims Made Policies" is defined in Section 5.9(b).

            "Closing" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

            "Closing Material Adverse Effect" means any event, change, circumstance or development that is materially adverse to (i) the ability of Seller to consummate the transactions contemplated by this Agreement and the Merger Agreement or (ii) the business, financial condition or results of operations of Maquiladora, the business, financial condition or results of operations of the Washington Business and the Assets taken as a whole, other than, with respect to clause (ii), any event, change, circumstance or development (A) resulting from any action taken in connection with the transactions contemplated hereby pursuant to the terms of this Agreement or the Merger Agreement, (B) relating to the economy or financial markets in general, (C) relating in general to the industries in which Seller, Maquiladora and the Washington Business operate and not specifically relating to Seller, Maquiladora and the Washington Business or (D) relating to any action or omission of Seller, Maquiladora or Washington or any Subsidiary of any of them taken with the express prior written consent of Purchaser.

            "Closing Date" is defined in the first paragraph of ARTICLE VIII.

            "Code" means the United States Internal Revenue Code of 1986, as amended.

            "Consent(s)" means any and all consents, waivers, approvals, authorizations, declarations, filings, recordings, registrations or exemptions.

            "Damages" means any and all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments, Taxes, Encumbrances, and costs and expenses, whether matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising and whether or not resulting from Third Party Claims (including the costs and expenses of any and all Claims; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties with respect thereto; out-of-pocket expenses and reasonable attorneys', accountants' and other experts' fees and expenses

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reasonably incurred in investigating, preparing for or defending against any such Claims or in asserting, preserving or enforcing an Indemnified Party's rights hereunder; and any losses that may result from the granting of injunctive relief as a result of any such Claims).

            "Dispute" is defined in Section 12.3(b).

            "dollars" or "U.S.$" means United States dollars.

            "Effective Time" is defined in the Merger Agreement.

            "Employee(s)" means any person employed by Maquiladora, including persons employed on a full-time or part-time basis.

            "Encumbrance" means any lien, pledge, easement, security interest, mortgage, deed of trust, right-of-way, retention of title agreement or other encumbrance of whatever nature.

            "Environmental Claim" is defined in Section 3.14.

            "Environmental Law" means any law, rule or regulation applicable to the Facility enacted as of the Closing Date issued by any Governmental Authority that asserts authority over Maquiladora or the Assets regulating or pertaining to protection of human health or the environment (including soil, surface waters, ground waters, natural resources, land, stream, sediments, surface or subsurface strata and indoor and ambient air, or relating to the presence, spillage, discharge, release or emission of, or contamination and damage from, Hazardous Materials, including those (i) requiring any Permits, or the renewal thereof, (ii) regulating the amount, form, manner or storage, transport and/or disposal of Hazardous Materials or (iii) requiring any record keeping, reporting, inspection report or notification regarding Hazardous Material to a Governmental Authority.

            "Equipment" means machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except Inventory and Books and Records), including, data processing equipment, motor vehicles, dies, tools, jigs and office equipment, together with all components and auxiliary parts and supplies used in connection therewith, and all manuals, drawings, instructions, warranties and rights with respect thereto.

            "Excluded Assets" means the assets specifically set forth on
Schedule 2.2(a), including all Inventory and any and all Intellectual Property of Seller.

            "Excluded Liabilities" is defined in Section 2.4(a).

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            "Facility" means the Land and Improvements, including all
easements, licenses, options, insurance proceeds and condemnation awards and all other rights of Maquiladora in or appurtenant thereto.

            "Financial Statements" means the balance sheet of Maquiladora as of November 23, 2001 and the related statement of income of Maquiladora for the twelve-month period ended November 23, 2001, together with the notes thereto.

            "Governmental Authority" means any federal, state or local governmental authority or regulatory body of any nation (including the United States of America and the United Mexican States ("Mexico")), any subdivision, agency, commission, board or authority or instrumentality thereof, or any quasi-governmental or private body asserting, exercising or empowered to assert or exercise any regulatory authority thereunder and any Person, directly or indirectly, owned by and subject to the control of any of the foregoing.

            "Hazardous Material" means any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance that is regulated under any Environmental Law.

            "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

            "Improvements" means all buildings, structures, fixtures and real property improvements located on the Land.

            "including" means including without limiting the generality of what precedes that term.

            "Indemnified Party" is defined in Section 9.3(a).

            "Indemnifying Party" is defined in Section 9.3(a).

            "Indemnity Issue" is defined in Section 10.7.

            "Indemnity Reduction Amounts" is defined in Section 9.3(a).

            "Injunction" is defined in Section 6.3

            "Information" means all records, books, contracts, instruments, computer data and other data and information (in each case, in whatever form or medium, including electronic media).

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

            "Insurance Proceeds" means monies (a) received by an insured from an insurance carrier, (b) paid by an insurance carrier on behalf of an insured or (c) received from any third party in the nature of insurance, contribution or indemnification in respect of any Liability.

            "Intellectual Property" means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

            "Inventory" means all raw materials, components, Semiconductor Wafers, other inputs, work in process and finished goods.

            "Land" means that certain parcel of land owned by Maquiladora commonly known as Ave. Iqnacio Lopez Rayon No. 1699, Colonial Rivera, Mexicali, Baja California, Mexico.

            "Law" means all laws, principals of common law, statutes, constitutions, treaties, rules, regulations, ordinances, codes, ruling, orders and determinations of any Governmental Authority.

            "Liabilities" means any and all claims, debts, liabilities, commitments and obligations of whatever nature, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected as a liability in financial statements or disclosed in the notes thereto.

            "Maquila Decree" is defined in Section 3.6.

            "Maquiladora" means Conexant Systems, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

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            "Maquiladora Contracts" means all agreements listed in
Section 3.16.

            "Material Adverse Change" or "Material Adverse Effect" means any event, change, circumstance or development that is materially adverse to (i) the ability of Seller to consummate the transactions contemplated by this Agreement or (ii) the business, financial condition or results of operations of Maquiladora and the Assets taken as a whole, other than, with respect to clause (ii), any event, change, circumstance or development (A) resulting from any action taken in connection with the transactions contemplated hereby pursuant to the terms of this Agreement, (B) relating to the economy or financial markets in general, (C) relating in general to the industries in which Seller and Maquiladora operate and not specifically relating to Seller and Maquiladora or (D) relating to any action or omission of Seller or Maquiladora or any Subsidiary of either of them taken with the express prior written consent of Purchaser.

            "Merger" is defined in the recitals of the Merger Agreement.

            "Merger Agreement" means the Agreement and Plan of Reorganization, dated as of December 16, 2001, by and among Seller, Washington and Purchaser.

            "Mexican Compensation Requirements" is defined in Section
3.11(a).

            "Mexican Competition Commission" means the Mexican Comision Federal de Competencia established under Chapter IV of the Mexican Economic Competition Law.

            "Mexican Economic Competition Law" means the Mexican Ley Federal de Competencia Economica published in the Mexican Official Gazette (Diario Oficial de la Federacion) on December 24, 1992.

            "Minority Purchaser" means the Person designated by Purchaser, in a writing delivered to Seller at least two (2) Business Days prior to the Closing Date, to purchase the Minority Shares.

            "Minority Shareholder" means Mr. Balakrishnan S. Iyer.

            "Minority Shareholder's Contrato de Compra-Venta de Acciones" is defined in Section 10.12(a).

            "Minority Shares" is defined in Recital A.

            "Occurrence Basis Policies" is defined in Section 5.9(b).

            "Party" and "Parties" are defined in the first paragraph of this Agreement.

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            "Permits" means licenses, permits, authorizations, consents, certificates, registrations, variances, franchises and other approvals from any Governmental Authority, including those relating to environmental matters.

            "Permitted Encumbrance" means (i) in respect of real property, Encumbrances consisting of zoning or planning restrictions, easements, Permits or other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such real property as currently operated,
(ii) Encumbrances for Taxes, assessments or governmental charges or levies on property not yet due and payable or which are being contested in good faith and for which appropriate reserves are maintained, (iii) Encumbrances of landlords, carriers, warehousemen, mechanics and other Encumbrances imposed by law and incurred in the ordinary course of business, (iv) for personal property, Encumbrances for purchase money obligations incurred in the ordinary course of business consistent with past practice, (v) Encumbrances set forth on Schedule 2.2(b) and (vi) other Encumbrances (other than mortgages, deeds of trust, title retention agreements or similar security interests on the Facility) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            "Person" means an individual, corporation, limited liability entity, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act), including any Governmental Authority.

            "Policies" means all insurance policies, insurance contracts and claim administration contracts of any kind of Seller relating to Maquiladora or the Assets which were or are in effect at any time at or prior to the Closing, including primary, excess and umbrella, commercial general liability, fiduciary liability, product liability, automobile, aircraft, property and casualty, business interruption, directors and officers liability, employment practices liability, workers' compensation, crime, errors and omissions, special accident, cargo and employee dishonesty insurance policies and captive insurance company arrangements, together with all rights, benefits and privileges thereunder.

            "Privileged Information" means, with respect to a Party, Information regarding the Party or Maquiladora, or any of its operations, employees, assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges, that a Party has or may come into possession of or has obtained or may obtain access to pursuant to this Agreement or otherwise.

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            "Promissory Note" means a promissory note issued by Purchaser in favor of Seller in a principal amount equal to the Purchase Price, substantially on the terms attached hereto as Exhibit "A" and in customary form for transactions of this nature.

            "Purchase Price" is defined in Section 2.3.

            "Purchased Shares" is defined in Recital A.

            "Purchaser" is defined in the first paragraph of this Agreement.

            "Purchaser Indemnified Parties" is defined in Section 9.1.

            "Representative" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

            "Schedules" means the disclosure schedules contained in this Agreement which schedules are attached hereto and incorporated by reference as if specifically set forth herein.

            "SECOFI" is defined in Section 3.5.

            "Seller" is defined in the first paragraph of this Agreement.

            "Seller Indemnified Parties" is defined in Section 9.2.

            "Seller's Contrato de Compra-Venta de Acciones" is defined in
Section 10.12(a).

            "Semiconductor Wafers" means silicon and gallium arsenide wafers, including cut wafers and dies, for the manufacture of semiconductors supplied to Maquiladora by Seller prior to the Closing Date.

            "Shares" is defined in Recital A.

            "Straddle Period" is defined in Section 10.1.

            "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

            "Supply Agreement" means the Supply Agreement, to be dated as of the Closing Date, between Seller and Purchaser relating to the provision by Purchaser to Seller of specified services and the provision by Seller to Purchaser of other specified services, substantially on the terms attached hereto as Exhibit "B".

            "Tax" and "Taxes" shall mean all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a federal, state, municipal, governmental, territorial, local, foreign or other body, and without limiting the generality of the foregoing, shall include net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, recording, franchise, profits, license, lease, service, service use, payroll, wage, withholding, employment, unemployment insurance, workers compensation, social security, excise, severance, stamp, business license, business organization, occupation, premium, property, environmental, windfall profits, customs, duties, alternative minimum, estimated or other taxes, fees, premiums, assessments or charges of any kind whatever imposed or collected by any governmental entity or political subdivision thereof, together with any related interest and any penalties, additions to such tax or additional amounts imposed with respect thereto by any Tax authority.

            "Tax Proceeding" means any audit, examination, Claim or other administrative or judicial proceeding relating to Taxes or Tax Returns.

            "Tax Return" shall mean any return, filing, questionnaire, information return, election or other document required or permitted to be filed, including requests for extensions of time, filings made with respect to estimated tax payments, claims for refund and amended returns that may be filed, for any period with any Tax authority (whether domestic or foreign) in connection with any Tax (whether or not a payment is required to be made with respect to such filing).

            "Third Party Claim" is defined in Section 9.4(a).

            "To the knowledge of Seller" or words of similar import with respect to a fact or matter means the actual knowledge of the executive officers of Seller listed on Schedule 1 after reasonable inquiry.

            "Transition Services Agreement" means the Transition Services Agreement to be entered into between Seller and Purchaser on or prior to the Closing Date, relating to the provision by Purchaser to Seller of specified services.

            "U.S. Asset Purchase Agreement" means the U.S. Asset Purchase Agreement, dated December 16, 2001, by and between Seller and Purchaser.

            "U.S. GAAP" means generally accepted accounting principles as applied in the United States as of the date of this Agreement.

            "Washington" means Washington Sub, Inc., a Delaware corporation.

            "Washington Business" is defined in the Merger Agreement.


                                 ARTICLE II

                   SALE AND PURCHASE OF STOCK AND ASSETS
                   -------------------------------------


            Section 2.1. Purchase and Sale of Shares and Minority Shares.

            (a) Purchase and Sale of Shares. At the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept, the Shares, free and clear of any Encumbrances.

            (b) Purchase and Sale of Minority Shares. At the Closing, Seller shall cause Minority Shareholder to sell, transfer, convey, assign and deliver to Minority Purchaser, and Purchaser shall cause Minority Purchaser to purchase, acquire and accept, the Minority Shares, free and clear of any Encumbrances.

            Section 2.2. Purchase and Sale of Assets. At the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept, the Assets, as the same shall exist on the Closing Date, free and clear of any Encumbrances other than Permitted Encumbrances.

            Section 2.3. Purchase Price. The purchase price (the "Purchase Price") to be paid by Purchaser to Seller in consideration for the Shares, the Minority Shares and the Assets shall be one hundred fifty million dollars (U.S.$150,000,000), less the purchase paid by Purchaser in consideration for the purchase of assets under the U.S. Asset Purchase Agreement, payable, at the election of Purchaser, either (A) by wire transfer of immediately available funds at the Closing or (B) by delivery of the Promissory Note at the Closing; provided, however, that if Purchaser shall elect to pay the Purchase Price pursuant to clause (B), Purchaser shall provide written notice of such election to Seller no later than thirty (30) days prior to the Closing Date.

            Section 2.4. Liabilities.

            (a) Assumption of Liabilities. At the Closing, Purchaser shall unconditionally assume and agree to pay, perform and discharge in a timely manner and in accordance with their respective terms those Liabilities of Seller set forth on Schedule 2.4(a) (the "Assumed Liabilities"). Purchaser shall not assume hereunder any Liabilities of Seller related to the Assets that are not Assumed Liabilities (the "Excluded Liabilities").

            (b) Liabilities of Maquiladora. Purchaser acknowledges that subsequent to the Closing, except as specifically provided in Article X, Maquiladora will retain and be responsible for all Liabilities and obligations of Maquiladora, including any and all Liabilities or obligations that relate back to events prior to the Closing Date.

            Section 2.5. Allocation of Purchase Price. Purchaser and Seller mutually agree that the aggregate purchase price to be paid by Purchaser to Seller under this Agreement and the U.S. Asset Purchase Agreement is one hundred fifty million dollars (U.S.$150,000,000). As soon as practicable after the date hereof and prior to the Closing, Purchaser and Seller shall agree upon a reasonable allocation from such amount to be the purchase price to be paid by Purchaser to Seller under the U.S. Asset Purchase Agreement. Purchaser and Seller mutually agree that the Purchase Price and the Assumed Liabilities hereunder shall be allocated among the Assets, the Shares and the Minority Shares in the manner required by Section 1060 of the Code and Treasury Regulations promulgated thereunder. Purchaser and Seller shall agree upon such allocation prior to the Closing and shall file Form 8594 with the United States Internal Revenue Service reflecting such allocation. Neither Seller nor Purchaser shall take a position inconsistent with such allocation in any Tax Proceeding, in any refund claim, in any litigation or investigation or otherwise. If a competent Government Authority adjusts such allocation for any reason, the allocation shall be deemed to be amended to conform to any such adjustments.

                                ARTICLE III

                  SELLER'S REPRESENTATIONS AND WARRANTIES
                  ---------------------------------------


            Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date the following:

            Section 3.1. Corporate Status, Good Standing and Authorization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own the Shares and the Assets, except where the failure to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Maquiladora is a sociedad anonima de capital variable duly incorporated and validly existing under the law of its jurisdiction of incorporation, with all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted, except where the failure to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Seller and Maquiladora are each duly licensed or qualified to do business as a foreign corporation in all states or jurisdictions in which the nature of its business requires such license or qualification, except where the failure to be so licensed or qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Seller has heretofore delivered to Purchaser complete and correct copies of Maquiladora's Charter Documents.

            Section 3.2. Authority; Enforceability. Seller has all requisite corporate power and authority to enter into this Agreement and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly authorized, executed and delivered by Seller and is a legally valid and binding obligation of Seller (assuming that this Agreement constitutes the valid and binding obligation of Purchaser) and is enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 3.3. Consents; No Conflicts or Violations. Except for the Consents set forth on Schedule 3.3 and Consents which if not obtained and maintained by Seller, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there are no Consents of any Governmental Authority required in connection with (i) Seller's execution and delivery of this Agreement and the other agreements, documents and instruments to be executed and delivered by Seller in connection herewith or (ii) the performance by Seller of its obligations herein or therein or the consummation by Seller of the transactions contemplated hereby or thereby. Assuming receipt of all of the Consents set forth on Schedule 3.3 (including any required HSR Act approval, any approval required by the Mexican Competition Commission under the Mexican Economic Competition Law and any approval by SECOFI (as defined below) of any change of any Permits held by Maquiladora), neither the execution or delivery by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby will, with or without the giving of notice or the lapse of time or both, conflict with or result in a breach or violation of or give rise to a default or right of termination, amendment, cancellation or acceleration under (i) any provision of Seller's or Maquiladora's Charter Documents, (ii) any contract, agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, concession, instrument or obligation to which Seller or Maquiladora is a party or by which any of their respective properties or assets are bound or (iii) any Law or license or other requirement to which Seller or Maquiladora or their respective properties or assets is subject, except, in the case of items (ii) and (iii) above only, for those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 3.4. Stock of Maquiladora. Maquiladora's Charter Documents authorize the issuance of 8,750 shares of fixed capital stock and an unlimited number of shares of variable capital stock, P$1.00 Mexican Pesos par value, of which 8,750 shares of fixed capital stock and 108,087,979 shares of variable capital stock are issued and outstanding. Seller owns directly 8,750 shares of fixed capital stock and 108,087,954 shares of variable capital stock and Minority Shareholder owns directly 25 shares of variable capital stock of Maquiladora. All of the capital stock of Maquiladora has been duly authorized and is validly issued, fully paid and nonassessable and is owned by Seller and Minority Shareholder free and clear of all Encumbrances. There are no outstanding subscriptions, options, warrants, preemptive or contractual rights, voting trusts, privileges or any agreements to acquire any shares of capital stock of Maquiladora, or any securities or obligations of any kind convertible or exchangeable into any class of capital stock of Maquiladora. Maquiladora has no Subsidiaries and does not own any shares of capital stock or any other securities of any corporation and does not have any equity interest in any other Person.

            Section 3.5. Permits. Seller and Maquiladora have or will have as of the Closing all Permits which are required in order to allow Seller to own the Shares and to own and use the Assets in the manner in which it currently owns and uses such Assets or which are required in order to allow Maquiladora to own its assets and properties and to conduct its business as conducted as of the date hereof, including all Permits required from the Mexican Ministry of Commerce and Industrial Promotion ("SECOFI") or its successor, the Mexican Ministry of the Economy, except, in any such case, for such Permits, which if not obtained or maintained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of Seller and Maquiladora is and will be in compliance with each such Permit, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No suspension or cancellation of any such Permits is or will be pending or, to the knowledge of Seller, threatened, except for suspensions or cancellations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Seller will have delivered to Purchaser at or prior to Closing a list of all such Permits held or obtained as of the Closing Date, except for such Permits, which if not held or obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 3.6. Compliance with Laws. Except as disclosed on
Schedule 3.6, (i) Maquiladora is in compliance in all material respects with all applicable Laws, including the Decree for the Development and Operation of Maquiladora Export Industry, as amended (the "Maquila Decree"), (ii) Seller is in compliance in all material respects with all Laws applicable with respect to the Assets and the Shares, except in the case of (i) or (ii) above, where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (iii) to the knowledge of Seller, Maquiladora has not received within the past twelve (12) months any written notice or correspondence from any Governmental Authority to the effect that it is not in compliance with any such applicable Laws, except for such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 3.7. Financial Statements. Annexed hereto as Schedule
3.7 are true and correct copies of the Financial Statements. The Financial Statements fairly present the tangible assets and liabilities of Maquiladora in all material respects as of November 23, 2001 and the results of operations for the period indicated. Except as set forth on
Schedule 3.7, since November 23, 2001, Maquiladora has not incurred any liabilities that are of a nature that would be required to be disclosed on a statement of assets and liabilities of Maquiladora or in the footnotes thereto prepared in conformity with U.S. GAAP, other than 1iabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 3.8. Absence of Certain Changes or Events. Except as set forth on Schedule 3.8, since November 23, 2001, there has not been any Material Adverse Change or any event, change, circumstance or development which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Change. Without limiting the generality of the foregoing, except as set forth on Schedule 3.8, Maquiladora has been operated since November 23, 2001 in the ordinary course of business consistent with past practice (except as may be expressly contemplated by this Agreement).

            Section 3.9. Facility.

            (a) Facility. Maquiladora owns good and marketable title to the Facility, free and clear of any Encumbrances, except for Permitted Encumbrances. To Seller's knowledge, there are no condemnation actions pending against the Facility. There are no material leases, licenses, concessions or occupancy agreements affecting the Facility. No interest of Seller or Maquiladora in the Facility is subject to any right of first refusal or right or option to purchase, lease or license the Facility or any portion therein.

            (b) Zoning. Neither Seller nor, to the knowledge of Seller, Maquiladora has received notification or correspondence within the past twelve (12) months that it is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect to its stores, plants or structures or their operations of the Facility, except for such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 3.10. Litigation. Except as set forth on Schedule 3.10, there is no action, suit or proceeding or regulatory investigation pending or, to the knowledge of Seller, threatened against Seller, Minority Shareholder or Maquiladora or its business or operations affecting (i) Maquiladora or its business or operations, (ii) any of the Assets (iii) the Purchased Shares or (iv) this Agreement before any court or arbitrator or any governmental body, agency or official, except for those which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of Seller, Minority Shareholder or Maquiladora is a party to or subject to any judgment, order, rule, writ, injunction, or decree of any Governmental Authority or arbitrator which relates to or affects Maquiladora, the Assets or the Purchased Shares, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 3.11. Maquiladora Employee Matters.

            (a) Maquiladora Employees; Mexican Compensation Requirements.
Schedule 3.11(a) contains a list of all current Employees of Maquiladora as of the date hereof. To the knowledge of Seller, Maquiladora is in compliance with all Mexican laws, rules and regulations with respect to severance, profit-sharing, Christmas bonus, vacation pay, vacation bonus, retirement, pension and other employee benefit matters (collectively "Mexican Compensation Requirements") applicable to its current and former Employees, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (b) Benefit Plans. Schedule 3.11(b) lists all material employee pension benefit plans, employee welfare benefit plans, bonus, stock option, stock purchase, other equity compensation, deferred compensation, incentive compensation, severance, employee assistance plans and other employee fringe benefit plans (collectively, the "Benefit Plans") maintained, or contributed to, by Maquiladora or Seller for the benefit of any present or former Employees except for those Benefit Plans (i) required by any Mexican Governmental Authority and (ii) providing de minimis benefits.

            (c) Compliance. To the knowledge of Seller, all employer and employee contributions to each Benefit Plan required by the terms of such Benefit Plan have been made, or, if applicable, accrued, in accordance with Seller's normal accounting practices.

            Section 3.12. Maquiladora Labor Relations. Except as stated on
Schedule 3.12, Maquiladora is not a signatory to any collective bargaining agreement with any trade union or labor organization. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of Seller, Maquiladora is not engaged in any unfair labor practice, (ii) there is no pending labor board proceeding of any kind with respect to Maquiladora and (iii) no walk out, strike or work stoppage by the Employees is in progress nor, to the knowledge of Seller, has notice of any such walk out, strike or work stoppage been filed or received by Maquiladora within the past twelve (12) months.

            Section 3.13. Tax Matters.

            (a) Tax Returns. All material Tax Returns required to be filed by Maquiladora or with respect to the Assets have been timely filed. All such Tax Returns are true, correct and complete, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All Taxes shown as due and payable by or with respect to such Tax Returns have been timely paid in full.

            (b) No Tax Proceedings. Except as set forth on Schedule 3.13(b), there are no Tax Proceedings presently pending with regard to any Tax Returns or Taxes of Maquiladora or Taxes related to the Assets, and no notice has been received from any Governmental Authority of the expected commencement of such a Tax Proceeding.

            (c) No Tax Liens. There are no Encumbrances for any Tax on the Assets or the assets of Maquiladora, except for Permitted Encumbrances.

            (d) No Consolidated Filings. Seller has not made an election under Code Section 1504(d) to treat Maquiladora as a member of Seller's affiliated group of corporations filing a consolidated income tax return for United States income Tax purposes. No liability has been asserted against Maquiladora with respect to Taxes of any affiliated group within the meaning of Section 1504(a) of the Code of which Maquiladora has been a member.

            (e) No Tax Liability. No liability has been asserted against Maquiladora with respect to Taxes of any other Person pursuant to any Tax allocation or sharing agreement with any such Person, or any agreement to indemnify any such Person with respect to Taxes.

            (f) Tax Audits. Schedule 3.13(f) sets forth all income Tax Returns of Maquiladora that are under audit by the relevant taxing authority.

            (g) None of the Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

            (h) None of the Assets constitute "tax exempt use property" within the meaning of Section 168(h) of the Code or is "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

            (i) No Trade or Business. Maquiladora is not engaged in the conduct of a "trade or business within the United States" within the meaning of Code Section 864(b).

            (j) IRC Code ss.ss. 956, 956A. Maquiladora does not have any of its earnings invested in United States property within the meaning of Code
Section 956 and does not have "excess passive assets" within the meaning of Code Section 956A.

            Section 3.14. Environmental Matters. Except as disclosed on
Schedule 3.14 and except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) Maquiladora and the Facility comply with all Environmental Laws, (ii) Maquiladora and the Facility are not subject to any action, cause of action, or other proceeding alleging the violation of any Environmental Law or relating to the presence, or release into the environment, of any Hazardous Material (collectively, "Environmental Claim"), (iii) Maquiladora has not received any notice or claim (A) that it is or has been in violation (or potential violation) of any Environmental Law or (B) alleging that Maquiladora is or may be responsible for any response, cleanup, or corrective action, including any remedial investigation/feasibility studies, under any Environmental Law, which notice is not resolved or otherwise remains pending, (iv) to Seller's knowledge, Maquiladora and the Facility are not the subject of any investigation by a Governmental Authority pursuant to an Environmental Law evaluating whether any remedial action or other response is needed to respond to spillage, disposal or release or threatened release into the environment of any Hazardous Material, (v) Maquiladora has not filed any notice under or relating to any such Environmental Law indicating or reporting any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material which spill, release, treatment, storage or disposal has not been performed and/or addressed in accordance with Environmental Laws and (vi) to the knowledge of Seller as of the date hereof, there has been no release of Hazardous Materials at the Facility that would be reasonably likely to form the basis of any Environmental Claim against Maquiladora. The representations and warranties in this Section 3.14 constitute the sole representations and warranties of Seller concerning environmental matters in this Agreement.

            Section 3.15. Assumed Contracts. True and correct copies of all Assumed Contracts in effect as of the date hereof have been made available to Purchaser. Prior to Closing, Seller shall have made available to Purchaser all Assumed Contracts that came into effect after the date hereof. None of Seller or, to the knowledge of Seller, any other party to any Assumed Contract, is in default under any Assumed Contract, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Seller, no event has occurred with respect to any Assumed Contract which, with the lapse of time or the giving of notice or both, would constitute a default under any Assumed Contract, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 3.16. Material Contracts of Maquiladora. Schedule 3.16 sets forth all of the following written agreements, commitments or contracts of Maquiladora as of the date of this Agreement (collectively, the "Maquiladora Contracts"):

               (i) the assembly agreement with Seller whereby Seller transfers raw materials, components, parts and other inputs to Maquiladora and Maquiladora assembles, tests and ships finished products to Seller (the "Assembly Agreement");

               (ii) all gratuitous bailment agreements with Seller whereby Seller gratuitously transfers equipment, machinery, tools and other similar capital equipment to be used by Maquiladora to assemble and test products (the "Bailment Agreements");

               (iii) all agreements evidencing indebtedness for borrowed money in an amount in excess of two hundred fifty thousand dollars (U.S.$250,000) and all instruments constituting guarantees, sureties or indemnities of obligations of third parties in an amount in excess of two hundred fifty thousand dollars (U.S.$250,000);

               (iv) all agreements restricting Maquiladora from conducting any business in any geographic location;

               (v) all agreements for construction of improvements on the Facility in excess of two hundred fifty thousand dollars
      (U.S.$250,000), individually, or five hundred thousand dollars (U.S.$500,000), in the aggregate;

               (vi) all agreements for the purchase, sale or lease of capital assets in excess of one hundred thousand dollars
      (U.S.$100,000), individually, or five hundred thousand dollars (U.S.$500,000), in the aggregate;

               (vii) all agreements under which termination, severance or change in control payments may result due to a change of control of Maquiladora in an amount in excess of fifty thousand dollars (U.S.$50,000);

               (viii) all agreements for the purchase or sale of any business or any division, material assets or operating unit thereof;

               (ix) all agreements with individual Employees providing for payment in excess of fifty thousand dollars (U.S.$50,000) in any given year;

               (x) all powers of attorney granted by Maquiladora;

               (xi) all agreements evidencing loans made by Maquiladora to any Person, other than Employee advances in the ordinary course of business consistent with past practice or loans made to Affiliates;

               (xii) all agreements committing Maquiladora to use the services of any vendor, supplier, licensor or licensee providing for payments in excess of five hundred thousand dollars (U.S.$500,000) in any given year; and

               (xiii) all agreements (other than as set forth in (i)-(xii) above) that are not cancelable by Seller on notice of ninety (90) calendar days or less, without any material liability, penalty or premium or acceleration of any material benefits, and which require payment by Seller after the date hereof of more than five hundred thousand dollars (U.S.$500,000) in any given year.

            True and correct copies of all Maquiladora Contracts have been made available to Purchaser. None of Maquiladora or, to the knowledge of Seller, any other party to any Maquiladora Contract, is in default under any Maquiladora Contract, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Seller, no event has occurred with respect to any Maquiladora Contract which, with the lapse of time or the giving of notice or both, would constitute a default or give rise to any right of termination, amendment, cancellation or acceleration under any Maquiladora Contract, except for such as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            Section 3.17. No Brokers. Neither this Agreement nor the sale of the Assets, the Shares or the Minority Shares was induced or procured through any Person acting on behalf of or representing Seller and no commissions or any other payment is due to any intermediary in connection therewith.

            Section 3.18. Title to Properties. Seller has good and valid title to the Assets and Maquiladora has good and valid title to all of its tangible properties and assets, except, in each case, where the failure to have such good and valid title, or valid leasehold interest, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 3.19. Sufficiency of Assets. After giving effect to the transfers, conveyances and assignments contemplated by this Agreement, the U.S. Asset Purchase Agreement and the agreements, documents and instruments executed and delivered pursuant hereto or thereto and after taking into account any services to be provided to Purchaser and Maquiladora pursuant to the Transition Services Agreement and the Supply Agreement, except for the Excluded Assets (other than the Intellectual Property being assigned pursuant to the U.S. Asset Purchase Agreement) and corporate services provided by Seller to Maquiladora immediately after the Closing, the assets of Maquiladora and the Assets will constitute all of the material assets and rights of Seller and Maquiladora that are necessary to conduct the operations of Maquiladora substantially as conducted on the date hereof.

            Section 3.20. Insurance. Seller maintains insurance coverage in respect of Maquiladora and the Assets with reputable insurers in such amounts and covering such risks as is deemed reasonably appropriate for its business (taking into account the cost and availability of such insurance).

            Section 3.21. Separate Tax Parcel. To the knowledge of Seller, the Facility is designated as one or more separate tax parcels.

            Section 3.22. Utilities, etc. The Facility has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Facility for its current uses.

                                ARTICLE IV

                 PURCHASER'S REPRESENTATIONS AND WARRANTIES
                 ------------------------------------------


            Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing Date the following:

            Section 4.1. Organization of Purchaser and Minority Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

            Section 4.2. Authority; Enforceability. Purchaser has all requisite corporate power and authority to enter into this Agreement and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly authorized, executed and delivered by Purchaser and is a legally valid and binding obligation of Purchaser (assuming that this Agreement constitutes the valid and binding obligation of Seller) and is enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 4.3. Consents; No Conflicts or Violations. Except for the Consents set forth on Schedule 4.3 and the Consents which if not obtained and maintained by Purchaser, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement, there are no Consents of any Governmental Authorities required in connection with (i) Purchaser's execution and delivery of this Agreement and the other agreements, documents and instruments to be executed and delivered by Purchaser in connection herewith or (ii) the performance by Purchaser of its obligations herein or therein or the consummation by Seller of the transactions contemplated hereby or thereby. Assuming receipt of all of the Consents set forth on Schedule 4.3 (including, any required
HSR Act approval and any approval required by the Mexican Competition
Commission under the Mexican Economic Competition Law), neither the execution or delivery by Purchaser of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will, with or without the giving of notice or the lapse of time or both, conflict with or result in a breach or violation of or give rise to a default or right of termination, amendment, cancellation or acceleration under (i) any provision of Purchaser's Charter Documents, (ii) any material contract, agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, concession, instrument or obligation to which Purchaser is a party or by which any of its properties or assets are bound or (iii) any Law or license or other requirement to which Purchaser or its properties or assets is subject, except, in the case of items (ii) and (iii) above only, for those which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

            Section 4.4. Litigation. Except as set forth on Schedule 4.4, there is no action, suit or proceeding or regulatory investigation pending or, to the knowledge of Purchaser, threatened against Purchaser or Minority Purchaser affecting this Agreement before any court or arbitrator or any governmental body, agency or official, except for those which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement. Neither Purchaser nor Minority Purchaser is a party to or subject to any judgment, order, writ, injunction, or decree of any Governmental Authority or arbitrator, except as, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

            Section 4.5. No Brokers. Neither this Agreement nor the purchase of the Assets, the Shares or the Minority Shares was induced or procured through any Person acting on behalf of or representing Purchaser and no commissions or any other payment is due to any intermediary in connection therewith.


                                 ARTICLE V

                                 COVENANTS
                                 ---------


            The Parties hereby covenant as follows:

            Section 5.1. Access.

            (a) Access to Information by Purchaser Prior to Closing. Prior to Closing, subject to compliance with applicable laws, Seller and Maquiladora shall, upon reasonable request, afford to Purchaser and its Representatives reasonable access during normal business hours to all Books and Records and all books and records of Maquiladora. Purchaser shall coordinate its requests and activities under this Section 5.1 with Seller's need for security and will assist Seller in minimizing disruption to Maquiladora's normal business operations.

            (b) Access to Information by Purchaser After Closing. From and after the Closing, Seller will afford to Purchaser and its Representatives (at Purchaser's expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Books and Records and all books and records within Seller's possession or control relating to the Assets or Maquiladora, insofar as such access is reasonably required by Purchaser.

            (c) Access to Books and Records by Seller. Purchaser shall, following the Closing, give Seller and its Representatives such access, during normal business hours and upon reasonable prior notice, to the Books and Records, the books and records of Maquiladora relating to periods prior to the Closing and such other documents as shall be reasonably necessary for Seller in connection with its performance of its obligations hereunder and for any other reasonable purposes, and Purchaser will allow Seller and its Representatives to make extracts and copies thereof as may be necessary for such purposes at Seller's expense. Purchaser shall preserve and protect the Books and Records and the books and records of Maquiladora relating to periods prior to the Closing in its possession and control for the period required by the applicable records retention policy of Seller in effect immediately prior to the Closing. Purchaser shall offer to deliver the Books and Records and the books and records of Maquiladora relating to periods prior to the Closing to Seller prior to their destruction or other disposition.

            (d) Production of Witnesses. Subject to Section 5.1(e), after the Closing, each Party will, and Purchaser will cause Maquiladora to, make available to the other Party, upon written request and at the cost and expense of the Party so requesting, its directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required (giving consideration to business demands of such directors, officers, employees and agents) in connection with any Claims or administrative or other proceedings in which the requesting party may from time to time be involved and relating to the Assets, Maquiladora's business or operations prior to the Closing or arising in connection with the relationship between the Parties and/or Maquiladora on or prior to the Closing Date, provided that the same shall not unreasonably interfere with the conduct of business by the Party of which the request is made.

            (e) Confidentiality. From and after the Closing, each of Seller and Purchaser shall hold, and shall use reasonable efforts to cause its Affiliates and Representatives to hold, in strict confidence all Information concerning the other Party or Maquiladora in its possession or control prior to the Closing or furnished to it by another Party pursuant to the Merger and the transactions contemplated thereby and will not release or disclose such Information to any other Person, except its Affiliates and its and their Representatives, who will be bound by the provisions of this Section 5.1(e); provided, however, that any Person may disclose such Information to the extent that

(a) disclosure is compelled by judicial or administrative process or, in the opinion of such Person's counsel, by other requirements of law (in which case the Party required to make such disclosure will notify the other Party as soon as practicable of such obligation or requirement and cooperate with the other Party to limit the Information required to be disclosed and to obtain a protective order or other appropriate remedy with respect to the Information ultimately disclosed) or (b) such Person can show that such Information was (i) available to such Person on a nonconfidential basis (other than from a Party) prior to its disclosure by such Person, (ii) in the public domain through no fault of such Person or (iii) lawfully acquired by such Person from another source after the time that it was furnished to such Person by the other Party or its Affiliates, Representatives or Subsidiaries, and not acquired from such source subject to any confidentiality obligation on the part of such source known to the acquiror, or on the part of the acquiror. Each Party acknowledges that it will be liable for any breach of this Section 5.1(e) by its Affiliates, Representatives and Subsidiaries. Notwithstanding the foregoing, each Party will be deemed to have satisfied its obligations under this Section 5.1(e) with respect to any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

            Section 5.2. Reasonable Best Efforts.

            (a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Party in doing or causing to be done, all things necessary, proper or advisable under this Agreement and applicable laws to consummate the transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) taking all reasonable actions to cause the conditions set forth in ARTICLES VI and VII to be satisfied as promptly as practicable, (ii) preparing and filing as promptly as practicable all documentation to obtain as promptly as practicable all Consents set forth on Schedules 3.3 and 4.3 and (iii) taking all reasonable steps as may be necessary to obtain all Consents set forth on Schedules 3.3 and 4.3. In furtherance and not in limitation of the foregoing, each Party hereto agrees to make (i) an appropriate filing (if applicable) of a Notification and Report Form pursuant to the HSR Act and any comparable filings (if applicable) pursuant to the Mexican Economic Competition Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and (ii) all other necessary filings with other Governmental Authorities relating to the transactions contemplated herein, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such applicable laws or by such Governmental Authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the Mexican Economic Competition

Act and the receipt of the Consents set forth on Schedules 3.3 and 4.3 under such other applicable laws or from such Governmental Authorities as soon as practicable.

            (b) Each of Seller and Purchaser shall, in connection with the efforts referenced in Section 5.2(a) to obtain all Consents set forth on Schedules 3.3 and 4.3, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC"), the Mexican Competition Commission or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other Party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC, the Mexican Competition Commission or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC, the Mexican Competition Commission or such other applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences.

            (c) In furtherance and not in limitation of the covenants of the Parties contained in Section 5.2(a) and Section 5.2(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable laws, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Authority which would make transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the transactions contemplated hereby, each of the Parties shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit the consummation of the transactions contemplated by this Agreement.

            (d) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.2 shall create an obligation by the Parties to take any action in addition to the actions required to be taken pursuant to the Merger Agreement to consummate the Merger.

            Section 5.3. Conduct of Business by Seller and Maquiladora. From the data hereof until the Closing Date, Seller shall (and shall cause Maquiladora to), except as expressly required or permitted by this Agreement and except as otherwise consented to in writing by Purchaser:

               (i) conduct the business and operations of Maquiladora and employ the Assets in the ordinary course of business consistent with past practice, subject to Maquiladora's right to declare and pay cash dividends to its stockholders in respect of its capital stock prior to the Closing in accordance with applicable Law;

               (ii) not engage Maquiladora or the Assets in any new material line of business;

               (iii) use its commercially reasonable efforts to preserve intact the business organization of Maquiladora and preserve the relationships of Maquiladora with its suppliers and others having business relations with Maquiladora;

               (iv) maintain Maquiladora's existence in Mexico;

               (v) not amend or modify Maquiladora's Charter Documents in any material respects;

               (vi) not permit Maquiladora to declare, pay or set aside for payment any dividend or other distribution to its stockholders in respect of its capital stock, other than the declaration and payment of cash dividends by Maquiladora to its stockholders in respect of its capital stock prior to the Closing in accordance with applicable Law;

               (vii) not permit Maquiladora to create any subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity;

               (viii) not (A) grant, create, incur or suffer to exist any Encumbrance (other than a Permitted Encumbrance granted, created, incurred or suffered to exist in the ordinary course of business consistent with past practice) on the Assets, (B) permit Maquiladora to grant, create, incur, or suffer to exist any Encumbrance (other than a Permitted Encumbrance granted, created, incurred or suffered to exist in the ordinary course of business consistent with past practice) on the assets of Maquiladora which did not exist on the date hereof or (C) permit Maquiladora to create, incur or assume any indebtedness for borrowed money (other than indebtedness to Affiliates);

               (ix) not permit Maquiladora to increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any Employees, directors or consultants other than in the ordinary course of business consistent with past practice;

               (x) not permit Maquiladora to adopt or amend any Benefit Plan or to increase the benefits provided under any Benefit Plan other than in the ordinary course of business consistent with past practice;

               (xi) not permit Maquiladora to make any material Tax election or settle or compromise any material Tax liability, other than in the ordinary course of business consistent with past practice or in accordance with Section 10.11(c) of this Agreement; and

               (xii) not authorize, or commit or agree to take, any of the foregoing actions.

            Section 5.4. Elimination of Intercompany Accounts. Except as set forth on Schedule 5.4, Seller (on behalf of itself and each of its Subsidiaries, other than Maquiladora), on the one hand, and Maquiladora, on the other hand, shall settle and eliminate, by cancellation or transfer to the other (in a manner to be determined by Seller), effective as of the Closing, all intercompany receivables, payables and other balances existing immediately prior to the Closing between Seller and/or any of Seller's Subsidiaries (other than Maquiladora), on the one hand, and Maquiladora, on the other hand. This Section 5.4 shall not affect any rights of any Party arising under this Agreement or any document, agreement or instrument entered into pursuant hereto.

            Section 5.5. Intercompany Agreements. Effective as of the Closing, Seller and Maquiladora shall terminate (and, in the case of Seller, Seller shall cause all of Seller's Subsidiaries to terminate) all agreements between Seller and/or any of Seller's Subsidiaries, on the one hand, and Maquiladora, on the other hand, including the Assembly Agreement and the Bailment Agreements. This Section 5.5 shall not affect any rights of any Party arising under this Agreement or any document, agreement or instrument entered into pursuant hereto.

            Section 5.6. Mutual Release. Effective as of the Closing and except as otherwise specifically set forth in this Agreement, each of Seller, on behalf of itself and each of Seller's Subsidiaries (other than Maquiladora), on the one hand, shall, and Seller shall cause Maquiladora, on the other hand, to, release and forever discharge the other Party and its Subsidiaries, and its and their respective officers, directors, agents, record and beneficial security holders (including trustees and beneficiaries of trusts holding such securities), advisors and Representatives (in each case, in their respective capacities as such) and their respective heirs, executors, administrators, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had or ever will have, which arise out of or relate to events, circumstances or actions taken by such other party occurring or failing to occur or any conditions existing at or prior to the Closing; provided, however, that the foregoing general release shall not apply to (i) any Liabilities or other obligations (including Liabilities with respect to payment, reimbursement, indemnification or contribution) under this Agreement or any other document, agreement or instrument entered into pursuant to this Agreement or assumed, transferred, assigned, allocated or arising under this Agreement or any other document, agreement or instrument entered into pursuant to this Agreement (including any Liability that the Parties may have with respect to payment, performance, reimbursement, indemnification or contribution pursuant to this Agreement or any other document agreement or instrument entered into pursuant to this Agreement for claims brought against the Parties by third Persons or any Indemnified Party), and the foregoing release will not affect any Party's right to enforce this Agreement or any other document agreement or instrument entered into pursuant to this Agreement in accordance with their respective terms or
(ii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 5.6 (provided, that the Parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Party, its Subsidiaries or Affiliates with respect to any Liability to the extent such Party, its Subsidiaries and Affiliates would be released with respect to such Liability by this Section 5.6 but for this clause
(ii)).

            Each of Seller and Purchaser acknowledges that it has been advised by its legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Being aware of said Code section, each of Seller, on behalf of itself and Seller's Subsidiaries, and Purchaser, on behalf of itself and Maquiladora, hereby expressly waives any rights it may have under California Civil Code Section 1542, as well as any other statutes or common law principles of similar effect.

            Section 5.7. Public Announcements. The Parties shall use reasonable best efforts to develop a joint communications plan and each Party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable laws or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, to consult with each other before issuing any press release or, to the extent practicable, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

            Section 5.8. Supplements to Schedules. From time to time up to the Closing, Seller and Purchaser may supplement or amend the Schedules after they have been delivered pursuant to this Agreement with respect to any matter first existing or occurring on or after the date hereof which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby; provided, however, that if any facts that give rise to such matter existed or occurred on or before the date hereof, no such supplement or amendment may be made under this Section 5.8 with respect thereto. Any such supplement or amendment to any Schedule shall not, following Closing, constitute a basis for any Claim for indemnification pursuant to ARTICLE IX; provided, however, that no such supplement or amendment shall be deemed to cure any breach of any representations or warranties made pursuant to this Agreement for purposes of Section 7.1(a) or Section 7.2(a).

            Section 5.9. Insurance.

            (a) Coverage. Subject to the provisions of this Section 5.9, coverage of Maquiladora and the Assets under all Policies shall cease as of the Closing. From and after the Closing, Purchaser will be responsible for obtaining and maintaining all insurance coverages for the Assets and Maquiladora. All Policies will be retained by Seller and Seller's Subsidiaries, together with all rights, benefits and privileges thereunder (including the right to receive any and all return premiums with respect thereto), except that Purchaser will have the rights in respect of Policies to the extent described in Section 5.9(b).

            (b) Rights Under Policies. From and after the Closing, Purchaser and Maquiladora will have no rights with respect to any Policies, except that (i) Purchaser will have the right to assert claims (and Seller will use commercially reasonable efforts to assist Purchaser in asserting claims) for any loss, liability or damage with respect to the

Assets or the assets of Maquiladora under Policies with third-party insurers which are "occurrence basis" insurance policies ("Occurrence Basis Policies") arising out of insured incidents occurring from the date coverage thereunder first commenced until the Closing to the extent that the terms and conditions of any such Occurrence Basis Policies and agreements relating thereto so allow and
(ii) Purchaser will have the right to continue to prosecute claims with respect to the Assets or the assets of Maquiladora properly asserted with an insurer prior to the Closing (and Seller will use commercially reasonable efforts to assist Purchaser in connection therewith) under Policies with third-party insurers which are insurance policies written on a "claims made" basis ("Claims Made Policies") arising out of insured incidents occurring from the date coverage thereunder first commenced until the Closing to the extent that the terms and conditions of any such Claims Made Policies and agreements relating thereto so allow, provided, that in the case of both clauses (i) and (ii) above,
(A) all of Seller's reasonable out-of-pocket costs and expenses incurred in connection with the foregoing are promptly paid by Purchaser, (B) Seller may, at any time, without liability or obligation to Purchaser (other than as set forth in Section 5.9(c)), amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Occurrence Basis Policies or Claims Made Policies (and such claims shall be subject to any such amendments, commutations, terminations, buy-outs, extinguishments and modifications), (C) such claims will be subject to (and recovery thereon will be reduced by the amount of) any applicable deductibles, retentions or self-insurance provisions, (D) such claims will be subject to (and recovery thereon will be reduced by the amount of) any payment or reimbursement obligations of Seller, any of Seller's Subsidiaries or any Affiliate of Seller or any of Seller's Subsidiaries in respect thereof and
(E) such claims will be subject to exhaustion of existing aggregate limits. Seller's obligation to use commercially reasonable efforts to assist Purchaser in asserting claims under applicable Policies will include using commercially reasonable efforts in assisting Purchaser to establish its right to coverage under such Policies (so long as all of Seller's reasonable out-of-pocket costs and expenses in connection therewith are promptly paid by Purchaser). None of Seller or Seller's Subsidiaries will bear any Liability for the failure of an insurer to pay any claim under any Policy. It is understood that any Claims Made Policies will not provide any coverage to Purchaser for incidents occurring prior to the Closing but which are asserted with the insurance carrier after the Closing.

            (c) Seller Actions. In the event that after the Closing, Seller proposes to amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Policies under which Purchaser has rights to assert claims pursuant to Section 5.9(b) in a manner that would adversely affect any such rights of Purchaser, (i) Seller will give Purchaser prior notice thereof and consult with Purchaser with respect to such action (it being understood that the decision to take any such action will be in the sole discretion of Seller) and (ii) Seller will pay to Purchaser its equitable share (which shall be determined by Seller in good faith based on the amount of premiums paid by or allocated to Purchaser or Maquiladora in respect of the applicable Policy) of any net proceeds actually received by Seller from the insurer under the applicable Policy as a result of such action by Seller (after deducting Seller's reasonable costs and expenses incurred in connection with such action).

            (d) Administration. From and after the Closing:

               (i) Seller or a Subsidiary of Seller, as appropriate, will be responsible for the Claims Administration with respect to claims of Seller and Seller's Subsidiaries under Policies; and

               (ii) Purchaser will be responsible for the Claims
      Administration with respect to claims of Purchaser under Policies.

            (e) Insurance Premiums. From and after the Closing, Seller will pay all premiums (retrospectively-rated or otherwise) as required under the terms and conditions of the respective Policies in respect of periods prior to the Closing, whereupon Purchaser will upon the request of Seller, forthwith reimburse Seller for that portion of such premiums paid by Seller as are reasonably determined by Seller to be attributable to the Assets or Maquiladora.

            (f) Agreement for Waiver of Conflict and Shared Defense. In the event that a Policy provides coverage for both Seller and/or a Subsidiary of Seller, on the one hand, and Purchaser, on the other hand, relating to the same occurrence, Seller and Purchaser agree to defend jointly and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this Section 5.9(f) will be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

            Section 5.10. Transition Services Agreement. Promptly following the date hereof, Purchaser and Seller will discuss the scope, nature, term and pricing of the transition services to be provided by Seller to Purchaser following the Closing pursuant to the Transition Services Agreement. Purchaser and Seller will negotiate in good faith with respect thereto and prior to the Effective Time will enter into the Transition Services Agreement in a form reasonably satisfactory to Purchaser and Seller. The Transition Services Agreement will provide that either Party may terminate any services provided under the Transition Services Agreement upon such prior written notice as the Parties shall mutually agree prior to the Closing.

                                ARTICLE VI

                               CONDITIONS TO
                    SELLER'S AND PURCHASER'S OBLIGATIONS
                    ------------------------------------


            The obligations of Seller and Purchaser to complete the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing, of each of the following conditions precedent; provided, however, that upon consummation of the Merger, all conditions precedent contained in this ARTICLE VI shall be deemed fully satisfied for purposes of this ARTICLE VI:

            Section 6.1. HSR Act. The waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

            Section 6.2. Mexican Competition Commission Approval. Seller and Purchaser shall have received the required consent or approval of the Mexican Competition Commission.

            Section 6.3. No Injunctions or Restraints, Illegality. No Laws shall have been adopted, promulgated or enforced by any Governmental Authority, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction (an "Injunction") shall be in effect, having the effect of making the transactions contemplated under this Agreement illegal or otherwise prohibiting such transactions. No proceeding initiated by any Governmental Authority seeking, and which is reasonably likely to result in the granting of, an Injunction shall be pending.

            Section 6.4. Completion of the Merger. The Merger shall have been consummated.


                                ARTICLE VII

                          ADDITIONAL CONDITIONS TO
                    SELLER'S AND PURCHASER'S OBLIGATIONS
                    ------------------------------------


            Section 7.1. Conditions to Seller's Obligations. The obligations of Seller to complete the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing, of each of the following conditions precedent; provided, however, that upon consummation of the Merger, all conditions precedent contained in this Section 7.1 shall be deemed fully satisfied for purposes of this ARTICLE VII:

            (a) Representations, Warranties and Covenants. Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct (without giving effect to any qualification or limitation as to materiality or material adverse effect set forth therein) in each case as of the date hereof and (except to the extent that such representations and warranties speak solely as to another date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated in this Agreement.

            (b) Performance of Obligations of Purchaser. Purchaser (i) shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or material adverse effect and (ii) shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified.

            Section 7.2. Conditions to Purchaser's Obligations. The obligations of Purchaser to complete the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing, of each of the following conditions precedent; provided, however, that upon consummation of the Merger, all conditions precedent contained in this
Section 7.2 shall be deemed fully satisfied for purposes of this ARTICLE VII:

            (a) Representations, Warranties and Covenants. Each of the representations and warranties of Seller contained in this Agreement shall have been true and correct (without giving effect to any qualification or limitation as to materiality or Material Adverse Effect set forth therein) in each case as of the date hereof and (except to the extent that such representations and warranties speak solely as to another date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Closing Material Adverse Effect.

            (b) Performance of Obligations of Seller. Seller (i) shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and (ii) shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified.

                               ARTICLE VIII

                                  CLOSING
                                  -------


            The Closing shall, unless another time and date is agreed to in writing by the Parties, take place immediately following the Closing (as defined in the Merger Agreement) under the Merger Agreement and will be effective immediately following the Effective Time (the time and date of such Closing being herein called the "Closing Date"). The Closing will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, or such other place as the Parties may agree. On the Closing Date, the Parties hereto shall deliver the following:

            Section 8.1. Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser the following which in the case of documents, shall be reasonably satisfactory to Purchaser:

               (i) a stock certificate or certificates representing the Shares, duly endorsed by Seller to Purchaser sufficient to transfer to Purchaser good and marketable title to the Shares, and evidence that such transfer to Purchaser of the Shares has been recorded on the Maquiladora's stock registry book;

               (ii) the Seller's Contrato de Compra-Venta de Acciones, duly executed by Seller, in form and substance reasonably satisfactory to Purchaser;

               (iii) an Assets Bill of Sale and Assignment and Assumption Agreement, duly executed by Seller, in form and substance reasonably satisfactory to Purchaser;

               (iv) the Assets;

               (v) the Supply Agreement, duly executed by Seller, in form and substance reasonably satisfactory to Purchaser;

               (vi) the Transition Services Agreement, duly executed by Seller, in form and substance reasonably satisfactory to Purchaser;

               (vii) a duly sworn affidavit of Seller, dated as of the Closing Date, stating that Seller is not a "foreign person" as that term is defined in the Code, setting forth Seller's tax identification numbers and otherwise meeting the requirements of
      Section 1445(b)(2) of the Code and the Treasury Regulations promulgated thereunder; and

               (viii) all documents of title and instruments of conveyance necessary to transfer record and beneficial ownership to Purchaser of all Assets which require execution, endorsement or delivery of such a document under applicable Law in order to vest record or beneficial ownership thereto in Purchaser.

            Section 8.2. Deliveries by Minority Shareholder. At the Closing, Seller shall cause Minority Shareholder to deliver to Minority Purchaser the following documents, which shall be reasonably satisfactory to Purchaser:

               (i) a stock certificate or certificates representing the Minority Shares, duly endorsed by Minority Shareholder sufficient to transfer to Purchaser good and marketable title to the Minority Shares to Minority Purchaser, and evidence that such transfer of the Minority Shares has been recorded on the Maquiladora's stock registry book;

               (ii) the Minority Shareholder's Contrato de Compra-Venta de Acciones, duly executed by Minority Shareholder, in form and substance reasonably satisfactory to Purchaser; and

               (iii) a duly sworn affidavit of Minority Shareholder, dated as of the Closing Date, stating that Minority Shareholder is not a "foreign person" as that term is defined in the Code, setting forth Minority Shareholder's tax identification numbers and otherwise meeting the requirements of Section 1445(b)(2) of the Code and the Treasury Regulations promulgated thereunder.

            Section 8.3. Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller the following, which in the case of documents shall be reasonably satisfactory to Seller:

               (i) (A) cash payment of the Purchase Price (via wire transfer of immediately available funds), pursuant to Section 2.3, or
      (B) the Promissory Note, duly executed by Purchaser, in form and substance reasonably satisfactory to Seller, in which case, Purchaser shall deliver to Seller at Closing, in addition to the other deliveries required hereby, (I) a security agreement, duly executed by Purchaser, in form and substance reasonably satisfactory to Seller and Purchaser and in customary form for transactions of this nature, granting Seller a first priority security interest in the security described on Exhibit "A", (II) such notices, recordings, mortgages, statements, filings, instruments or other agreements and documents as Seller may reasonably require to have a perfected first priority security interest in the security described on Exhibit "A" and (III) customary opinions of counsel to Purchaser for secured transactions of this nature reasonably satisfactory to the Parties and their counsel;

               (ii) the Seller's Contrato de Compra-Venta de Acciones, duly executed by Purchaser, in form and substance reasonably satisfactory to Seller;

               (iii) an Asset Bill of Sale and Assignment and Assumption Agreement, duly executed by Purchaser, in form and substance reasonably satisfactory to Seller;

               (iv) the Supply Agreement, duly executed by Purchaser, in form and substance reasonably satisfactory to Seller; and

               (v) the Transition Services Agreement, duly executed by Purchaser, in form and substance reasonably satisfactory to Seller.

            Section 8.4. Deliveries by Minority Purchaser. At the Closing, Purchaser shall cause Minority Purchaser to deliver to the Minority Shareholder the following, which in the case of documents shall be reasonably satisfactory to Minority Shareholder:

               (i) the Minority Shareholder's Contrato de Compra-Venta de Acciones duly executed by Minority Purchaser, in form and substance reasonably satisfactory to Seller.


                                ARTICLE IX

                              INDEMNIFICATION
                              ---------------

            Section 9.1. Indemnification by Seller. Subject to the limitations on and procedures for indemnification set forth in this ARTICLE IX, Seller shall indemnify, defend and hold harmless Purchaser and its Representatives and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Purchaser Indemnified Parties") from and against, and pay or reimburse, as the case may be, the Purchaser Indemnified Parties for, any Damages, as incurred, suffered by any Purchaser Indemnified Parties to the extent based upon, arising out of or relating to the following:

               (i) the breach of any representation or warranty of Seller contained in this Agreement;

               (ii) the breach by Seller of any covenant or agreement of Seller contained in this Agreement;

               (iii) the Excluded Liabilities (including the failure of Seller to pay, perform or otherwise discharge any Excluded Liability in accordance with its terms); or

               (iv) the Excluded Assets.

            Section 9.2. Indemnification by Purchaser. Subject to the limitations on and procedures for indemnification set forth in this ARTICLE IX, Purchaser shall indemnify, defend and hold harmless Seller and its Representatives and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from and against, and pay or reimburse, as the case may be, the Seller Indemnified Parties for, any Damages, as incurred, suffered by any Seller Indemnified Parties to the extent based upon, arising out of or relating to the following:

               (i) the breach of any representation or warranty of Purchaser contained in this Agreement;

               (ii) the breach by Purchaser of any covenant or agreement of Purchaser contained in this Agreement; or

               (iii) the Assumed Liabilities (including, except as provided in Section 12.16, the failure of Purchaser to pay, perform or otherwise discharge any Assumed Liability in accordance with its terms); or

               (iv) any Liabilities of Maquiladora, except to the extent that Seller is or would be required to indemnify an Indemnified Party for such Liability under Section 9.1(i) (assuming for purposes of the determination of whether such indemnification is or would be required that (A) the indemnification obligation has not terminated under
      Section 9.6 and (B) any relevant representations or warranties have not expired under Section 12.4).

            Section 9.3. Limitations on Indemnification Obligations. (a)
The amount which any Party (an "Indemnifying Party") is or may be required to pay to any Person (an "Indemnified Party") in respect of Damages or other Liability for which indemnification is provided under this Agreement shall be reduced by any amounts actually received (including Insurance Proceeds actually received) by or on behalf of such Indemnified Party (net of increased insurance premiums and charges to the extent related to Damages and costs and expenses (including reasonable legal fees and expenses) incurred by such Indemnified Party in connection with seeking to collect and collecting such amounts) in respect of such Damages or other Liability (such net amounts are referred to herein as "Indemnity Reduction Amounts"). If any Indemnified Party receives any Indemnity Reduction
Amounts in respect of Damages for which indemnification is provided under this Agreement after the full amount of such Damages has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Damages and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such Damages, then the Indemnified Party shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (A) the amount theretofore paid by the Indemnifying Party in respect of such Damages, less (B) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made.

            (b) In determining the amount of any indemnity payment under this Agreement, such amount shall be (i) reduced to take into account any net Tax benefit realized by the Indemnified Party and its Affiliates arising from the incurrence or payment by the Indemnified Party or its Affiliates of any amount in respect of which such payment is made and (ii) increased to take into account any net Tax cost incurred by the Indemnified Party and its Affiliates as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating the Indemnified Party and its Affiliates as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of accrual of any payment hereunder. In determining the amount of any such Tax benefit or Tax cost, the Indemnified Party and its Affiliates shall be deemed to be subject to the applicable Taxes at the maximum statutory rate then in effect. It is the intention of the Parties to this Agreement that payments made pursuant to this Agreement are to be treated as relating back to the Closing Date as a purchase price adjustment, and the Parties shall not take any position inconsistent with such intention before any Tax authority, except to the extent that a final determination (as defined in Section 1313 of the Code) with respect to the recipient party causes any such payment not to be so treated.

            (c) No monetary amount will be payable by Seller to any Purchaser Indemnified Party with respect to the indemnification of any claims pursuant to Section 9.1(i) until the aggregate amount of Damages actually incurred by the Purchaser Indemnified Parties with respect to such claims shall exceed on a cumulative basis an amount equal to one million dollars (U.S.$1,000,000), in which event Seller shall be responsible only for the amount of such Damages in excess of one million dollars (U.S.$1,000,000). No monetary amount will be payable by Seller to any Purchaser Indemnified Party with respect to the indemnification of any claims pursuant to Section 9.1(i) after the aggregate amount of Damages actually paid by Seller with respect to such claims shall equal on a cumulative basis an amount equal to ten million dollars (U.S.$10,000,000).

            (d) No monetary amount will be payable by Purchaser to any Seller Indemnified Party with respect to the indemnification of any claims pursuant to Section 9.2(i) until the aggregate amount of Damages actually incurred by the Seller Indemnified Parties with respect to such claims shall exceed on a cumulative basis an amount equal to one million dollars (U.S.$1,000,000), in which event Purchaser shall be responsible only for the amount of such Damages in excess of one million dollars (U.S.$1,000,000). No monetary amount will be payable by Purchaser to any Seller

Indemnified Party with respect to the indemnification of any claims pursuant to
Section 9.2(i) after the aggregate amount of Damages actually paid by Purchaser with respect to such claims shall equal on a cumulative basis an amount equal to ten million dollars (U.S.$10,000,000).

            Section 9.4. Procedures Relating to Indemnification. (a) If a claim or demand is made against an Indemnified Party, or an Indemnified Party shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (or an Affiliate thereof) as to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "Third Party Claim"), such Indemnified Party will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all material notices and documents (including court papers) received or transmitted by the Indemnified Party's relating to the Third Party Claim.

            (b) If a Third Party Claim is made against an Indemnified
Party, the Indemnifying Party will be entitled to participate in or to assume the defense thereof (in either case, at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying
Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with any reservations or exceptions, such Indemnified Party will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnified Party and in that event the reasonable fees and expenses of such separate counsel
(but not more than one separate counsel for all Indemnified Parties similarly situated) shall be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will promptly supply to the Indemnified Party copies of all material correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnified Party fully informed of all material developments relating to or in connection with such Third Party Claim (including providing to the Indemnified Party on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, the Parties will cooperate in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party), which cooperation shall include the retention in accordance with this Agreement and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

            (c) No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnified Party's prior written consent (which consent will not be unreasonably withheld); provided, however, that if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Damages in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnified Party and its Affiliates completely from all Liability in connection with such Third Party Claim; provided, however, that the Indemnified Party may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other non-monetary relief affecting the Indemnified Party or any of its Affiliates or (y) that, in the reasonable opinion of the Indemnified Party, would otherwise materially adversely affect the Indemnified Party or any of its Affiliates. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld).

            (d) Any claim on account of Damages which does not involve a Third Party Claim will be asserted by reasonably prompt written notice given by the Indemnified Party to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure.

            (e) In the event of payment in full by an Indemnifying Party to any Indemnified Party in connection with any Third Party Claim, such Indemnifying Party will be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnified Party will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

            Section 9.5. Sole and Exclusive Remedy. The indemnities contained in this ARTICLE IX and ARTICLE X shall be the sole and exclusive remedies of the Parties hereto, their Affiliates, successors and assigns with respect to any and all claims arising out of or relating to this Agreement, the transactions contemplated hereby, any provision hereof or the breach or performance thereof.

            Section 9.6. Termination of Indemnification Obligations. Except as set forth in the following sentence, the indemnification obligations of each of Seller and Purchaser hereunder will survive the Closing, including surviving the sale or other transfer by any party to this Agreement of any assets or businesses or the assignment by any party of any Liabilities. The obligations of each Party to indemnify, defend and hold harmless Indemnified Parties (i) pursuant to Sections 9.1(i) and 9.2(i), shall terminate when the applicable representation or warranty expires pursuant to Section 12.4, (ii) pursuant to Sections 9.1(ii) and 9.2(ii) shall terminate upon the expiration of all applicable statutes of limitation (giving effect to any extensions thereof, other than extensions caused by the applicable Indemnified Party) and (iii) pursuant to Sections 9.1(iii), 9.1(iv), 9.2(iii) and 9.2(iv) shall continue without time limitation and shall not terminate at any time; provided, however, that as to clauses (i) and (ii) above, such obligations to indemnify, defend and hold harmless shall not terminate with respect to any individual claim as to which the Indemnified Party shall have, before the expiration of the applicable period, previously delivered a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

            Section 9.7. Effect of Investigation. The right to indemnification pursuant to Sections 9.1(i) and 9.2(i) shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement.

            Section 9.8. Tax Matters. Notwithstanding anything in Sections 9.1, 9.2, 9.4 or 9.5 to the contrary, ARTICLE X will be the exclusive agreement among the Parties with respect to indemnification, procedures and remedies with respect to Tax matters.

                                 ARTICLE X

                                TAX MATTERS
                                -----------


            Section 10.1. Preparation and Filing of Tax Returns. Seller shall prepare and file or cause to be prepared and filed all Tax Returns (including amendments thereto) which are required to be filed in respect of Maquiladora or the Assets for any taxable period ending on or before the Closing Date and any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"). Purchaser hereby irrevocably designates, and agrees to cause each of its Affiliates to designate, Seller as its agent to take any and all actions necessary or incidental to the preparation and filing of such Tax Returns. All Tax Returns (including amendments thereto) required to be filed in respect of Maquiladora or the Assets for taxable periods beginning after the Closing Date shall be the responsibility of Purchaser.

            Section 10.2. Consistent with Past Practice. Unless Seller and Purchaser otherwise agree in writing, all Tax Returns (including amendments thereto) described in Section 10.1 filed after the Closing Date for taxable periods ending on or before the Closing Date or Straddle Periods, in the absence of a controlling change in law or circumstances, shall be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar matters have been filed. Upon request of Purchaser, Seller shall make available a draft of such Tax Return (or relevant portions thereof) for review and comment by Purchaser. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such preparation.

            Section 10.3. Payment of Taxes. Except as otherwise provided in this Agreement, Seller shall pay or cause to be paid, on a timely basis,
(i) all Taxes due with respect to the Tax liability of Maquiladora for taxable periods ending on or before the Closing Date or Straddle Periods and (ii) all Taxes due with respect to the Assets for taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date; provided, however, that Purchaser, on behalf of Maquiladora, hereby assumes and agrees to pay directly to or at the direction of Seller, at least five days prior to the date payment (including estimated payment) thereof is due, the portion of such Taxes for that portion of any Straddle Period which begins on the day after the Closing Date (calculated pursuant to Section 10.4) which relates to Maquiladora or its business, assets or activities. Purchaser shall pay or cause to be paid, on a timely basis, (i) all Taxes due with respect the Tax liability of Maquiladora for any taxable period beginning after the Closing Date and (ii) all Taxes due with respect to the Assets for taxable periods beginning after the Closing Date and the portion of any Straddle Period beginning on the day after the Closing Date.

            Section 10.4. Allocation of Straddle Period Taxes. In the case of any Straddle Period:

            (a) Periodic Taxes. (i) The periodic Taxes of Maquiladora or its business, assets or activities and the periodic Taxes with respect to the Assets that are not based on income or receipts (e.g., property Taxes) for the portion of any Straddle Period which ends on the Closing Date shall be computed based on the ratio of the number of days in such portion of the Straddle Period and the number of days in the entire taxable period, and
(ii) the periodic taxes of Maquiladora or its business, assets or activities and the periodic Taxes with respect to the Assets that are not based on income or receipts for the portion of any Straddle Period beginning on the day after the Closing Date shall be computed based on the ratio of the number of days in such portion of the Straddle Period and the number of days in the entire taxable period

            (b) Non-Periodic Taxes. (i) The Taxes of Maquiladora or its business, assets or activities for that portion of any Straddle Period ending on the Closing Date (other than Taxes described in Section 10.4(a) above), shall be computed on a "closing-of-the-books" basis as if such taxable period ended as of the close of business on the Closing Date, and
(ii) the Taxes of Maquiladora or its business, assets or activities for that portion of any Straddle Period beginning after the Closing Date (other than Taxes described in Section 10.4(a) above), shall be computed on a "closing-of-the-books" basis as if such taxable period began on the day after the Closing Date.

            Section 10.5. Tax Refunds and Carrybacks.

            (a) Retention and Payment of Tax Refunds. Except as otherwise provided in this Agreement, Seller shall be entitled to retain, and to receive within ten days after Actually Realized by Purchaser and its Affiliates, the portion of all refunds or credits of Taxes for which Seller is liable pursuant to Section 10.3 or Section 10.6(a), and Purchaser shall be entitled to retain, and to receive within ten days after Actually Realized by Seller and its Affiliates, the portion of all refunds or credits of Taxes for which Purchaser is liable pursuant to Section 10.3 or
Section 10.6(b). The amount of any refund or credit of Taxes to which Seller or Purchaser is entitled to retain or receive pursuant to the foregoing sentence shall be reduced to take account of any Taxes incurred by Purchaser and its Affiliates, in the case of a refund or credit to which Seller is entitled, or Seller and its Affiliates, in the case of a refund or credit to which Purchaser is entitled, upon the receipt of such refund or credit.

            (b) Carrybacks. Unless the parties otherwise agree in writing, Purchaser shall elect where permitted by law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising after the Closing Date that could, in the absence of such election, be carried back to a taxable period ending on or before the Closing Date. Except as otherwise provided in this Agreement, notwithstanding the provisions of Section 10.5(a), (i) any refund or credit of Taxes resulting from the carryback of any item of Taxes attributable to Purchaser or its Affiliates arising in a taxable period beginning after the Closing Date to a taxable period ending on or before the Closing Date or that portion of any Straddle Period that ends on the Closing Date shall be for the account and benefit of Purchaser and its Affiliates, and (ii) any refund or credit of Taxes resulting from the carryback of any item of Taxes attributable to Seller or its Affiliates arising in a taxable period beginning after the Closing Date to a taxable period ending on or before the Closing Date or that portion of any Straddle Period that ends on the Closing Date shall be for the account and benefit of Seller and its Affiliates.

            (c) Refund Claims. Seller shall be permitted to file at Seller's sole expense, and Purchaser shall reasonably cooperate with Seller in connection with, any claims for refund of Taxes to which Seller is entitled pursuant to this Section 10.5 or any other provision of this Agreement. Seller shall reimburse Purchaser for any reasonable out-of-pocket costs and expenses incurred by Purchaser and its Representatives or Affiliates in connection with such cooperation. Purchaser shall be permitted to file at Purchaser's sole expense, and Seller shall reasonably cooperate with Purchaser in connection with, any claims for refunds of Taxes to which Purchaser is entitled pursuant to this
Section 10.5 or any other provision of this Agreement. Purchaser shall reimburse Seller for any reasonable out-of-pocket costs and expenses incurred by Seller and its Representatives and Affiliates in connection with such cooperation.

            Section 10.6. Tax Indemnification.

            (a) Seller Indemnification. Seller shall be liable for, and shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against:

               (i) all Taxes of Maquiladora for any taxable period that ends on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date;

               (ii) all Taxes due with respect to the Assets for taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date;

               (iii) all Taxes for any Tax period (whether beginning before, on or after the Closing Date) attributable to the breach by Seller or its Affiliates of any representation, warranty, covenant or obligation under this Agreement;

               (iv) all liability for a breach by Seller of any representation, warranty, covenant, or obligation under this Agreement with respect to Tax matters; and

               (v) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

            Notwithstanding the foregoing, Seller shall not indemnify, defend or hold harmless the Purchaser Indemnified Parties from any liability for Taxes attributable to a Purchaser Tax Act. A Purchaser Tax Act shall mean any action specified in Schedule 10.6 attached hereto. Seller's obligations under this Section 10.6(a) shall not be subject to the limitations in Section 9.3 of this Agreement.

            (b) Purchaser Indemnification. Purchaser shall be liable for, and shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against:

               (i) all Taxes of Maquiladora (other than Taxes for which Seller is obligated to provide indemnification for pursuant to
      Section 10.6(a)(i));

               (ii) all Taxes due with respect to the Assets (other than Taxes for which Seller is obligated to provide indemnification pursuant to Section 10.6(a)(ii));

               (iii) all Taxes for any Tax period (whether beginning before, on or after the Closing Date) attributable to the breach by Purchaser or its Affiliates of any representation, warranty, covenant or obligation under this Agreement;

               (iv) all liability for a breach by Purchaser of any representation, warranty, covenant, or obligation under this Agreement with respect to Tax matters;

               (v) all Taxes attributable to a Purchaser Tax Act; and

               (vi) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

            Purchaser's obligation under this Section 10.6(b) shall not be subject to the limitations in Section 9.3 of this Agreement.

            Section 10.7. Notice of Indemnity. Whenever an Indemnified Party becomes aware of the existence of an issue raised by any Tax authority which could reasonably be expected to result in a determination that would increase the liability for any Tax of the other Party hereto or any of its Representatives or Affiliates for any Tax period or require a payment hereunder by the other party (hereinafter an "Indemnity Issue"), the Indemnified Party shall in good faith promptly give notice to an Indemnifying Party of such Indemnity Issue. The failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent such Indemnifying Party or any of its Representatives or Affiliates is actually prejudiced by such failure to give notice.

            Section 10.8. Payments.

            (a) Timing Adjustments. In the event that a final determination (which shall include the execution of a Form 870-AD or successor form) results in a timing difference (e.g., an acceleration of income or delay of deductions) that would increase Seller's liability for Taxes pursuant to
ARTICLE IX or this ARTICLE X or results in a timing difference (e.g., an acceleration of deductions or delay of income) that would increase Purchaser's liability for Taxes pursuant to ARTICLE IX or this ARTICLE X, Purchaser or Seller, as the case may be, will promptly make payments to Seller or Purchaser as and when Purchaser or Seller (or its Affiliates), as the case may be, actually realizes any Tax benefits as a result of such timing difference (or under such other method for determining the present value of any such anticipated Tax benefits as agreed to by the Parties).

            (b) Time for Payment. Any indemnity payment required to be made pursuant to this Agreement shall be paid within thirty days after the Indemnified Party makes written demand upon the Indemnifying Party, provided that in no event shall such payment be required to be made earlier than five business days prior to the date on which the relevant Taxes (including estimated Taxes) are required to be paid (or would be required to be paid if no such Taxes are due) to the relevant Tax authority.

            Section 10.9. Tax Contests. The Indemnifying Party and its Representatives, at the Indemnifying Party's expense, shall be entitled to participate (a) in all conferences, meetings and proceedings with any Tax authority, the subject matter of which is or includes an Indemnity Issue and (b) in all appearances before any court, the subject matter of which is or includes an Indemnity Issue. The Party who has responsibility for filing the Tax Return under this Agreement with respect to which there could be an increase in liability for any Tax or with respect to which a payment could be required hereunder shall have the right to decide as between the Parties hereto how such matter is to be dealt with and finally resolved with the appropriate Tax Authority and shall control all audits and similar proceedings, provided, however, that if such contest would be reasonably expected to result in a material increase in the tax liability (i) of Maquiladora or (ii) related to the Assets, for which Purchaser would be liable, Purchaser may participate in the conduct of such contest and Seller shall not settle any such contest without the consent of Purchaser, which consent shall not be unreasonably withheld. If no Tax Return is or was required to be filed in respect of an Indemnity Issue, the Indemnifying Party shall be treated as the responsible party with respect thereto. The responsible party agrees to cooperate in the settlement of any Indemnity Issue with the other Party and to take such other Party's interests into account.

            Section 10.10. Cooperation and Exchange of Information. Each Party hereto agrees to provide, and to cause each of its Affiliates to provide, such cooperation and information as such other Party shall request, on a timely basis, in connection with the preparation or filing of any Tax Return or claim for Tax refund not inconsistent with this Agreement or in conducting any Tax audit, Tax dispute, or otherwise in respect of Taxes or to carry out the provisions of this Agreement, provided, however, that neither Party shall be obligated to provide the other Party with Tax Returns, documentation or other information of a proprietary or confidential nature for purposes of verifying any calculation, and provided further, that in any such case where one Party does not provide the other Party with Tax Returns, documentation or information because it is proprietary or confidential, both Parties shall cooperate in developing mutually acceptable procedures including retaining a mutually agreeable accounting firm to review such Tax Returns, documentation or information for purposes of verifying such calculation.

            Section 10.11. Taxes; Profit-Sharing; Customs Duties; Transfer Sales and Use Taxes.

            (a) Mexican Taxes on Sale of Shares, Minority Shares and the Assets. Seller shall, and shall cause Minority Shareholder to, fully comply with all Mexican Tax laws in connection with the sale of the Shares, the Minority Shares and the Assets, respectively, such that Purchaser and the Minority Purchaser shall not be required to deduct or withhold any amount from the Purchase Price. Seller agrees to indemnify and hold Purchaser and Minority Purchaser harmless from and against any Taxes imposed on any gain from the sale by Seller or Minority Shareholder, respectively, of the Shares, the Minority Shares or the Assets under this Agreement due to any Governmental Authority, including any obligation Purchaser or Minority Purchaser may have to withhold or remit to Mexican Governmental Authorities Taxes levied on Seller or Minority Shareholder as a result of the sale of the Shares, the Minority Shares or the Assets under this Agreement. The Parties agree that the Spanish language stock purchase agreement with respect to the Shares and the Spanish language stock purchase agreement with respect to the Minority Shares to be delivered at the Closing as provided in Section 8.1(ii), Section 8.2(ii), Section 8.3(ii) and Section 8.4(i), shall be used by the Parties, Minority Shareholder and

Minority Purchaser for Mexican Tax reporting purposes and that the consideration set forth in such documents shall be the same as and not in addition to the Purchase Price.

            (b) No Tax Elections. Purchaser shall not make any U.S. federal income Tax elections with respect to its purchase of the Shares.

            (c) Advanced Pricing Agreement; Effect on Taxes and Profit Sharing. Seller, at its own expense, shall have the sole and exclusive right, power and authority to negotiate with the appropriate Mexican Governmental Authorities and enter into the Advanced Pricing Agreement. Seller agrees to keep Purchaser informed of the status of such negotiations and shall not enter into the Advanced Pricing Agreement without the consent of Purchaser, which consent shall not be unreasonably withheld. Maquiladora shall cooperate with Seller in negotiating and finalizing the Advanced Pricing Agreement. Purchaser agrees to cause Maquiladora not amend, supplement or modify the Advanced Pricing Agreement as it would relate to periods prior to the Closing.

            (d) Mexican Customs Duties. Purchaser and Seller will, and Purchaser will cause Maquiladora after the Closing to, cooperate in good faith to prepare and execute any and all customs documents required to legally allow Maquiladora to continue to use the Assets in Mexico, in accordance with applicable Mexican Law and to file a virtual exportation and virtual importation pediment to reconcile the open pediments of Maquiladora at the Closing. Seller shall be responsible for any customs duties or fees relating to periods prior to the Closing. Purchaser and Maquiladora will be responsible for any customs duties or fees relating to periods from and after the Closing.

            (e) Transfer, Sales and Use Taxes. Notwithstanding anything to the contrary in this Agreement, all transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be shared equally by Seller and Purchaser. Each Party hereto agrees to file all necessary documentation (including all Tax Returns) with respect to all such Taxes in a timely manner. On or before the Closing Date, Purchaser shall provide to Seller a required sales and use tax purchase exemption certificate or certificates with respect to the Assets to the extent they constitute (i) exempt tangible personal property held for resale or for incorporation into goods to be held for resale, (ii) exempt manufacturing and production equipment, or (iii) otherwise are exempt from the sales and use tax upon the provision of an appropriate exemption certificate.

            Section 10.12. Tax Records.

            (a) The Parties agree to (and to cause each of their Affiliates to) (i) retain all Tax Returns, related schedules and work papers, and all material records and other documents as required under Section 6001 of the Code and the regulations promulgated thereunder relating thereto existing on the date hereof or created through the Closing Date, for a period of at least ten years following the Closing Date and (ii) allow the Party to this Agreement, at times and dates reasonably acceptable to the retaining Party, to inspect, review and make copies of such records, as the Parties may reasonably deem necessary or appropriate from time to time. In addition, after the expiration of such ten-year period, such Tax Returns, related schedules and workpapers, and material records shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (A) the Party proposing to destroy or otherwise dispose of such records shall provide no less than 30 days' prior written notice to the other Party, specifying in reasonable detail the records proposed to be destroyed or disposed of and (B) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the records proposed to be destroyed or disposed of be delivered to such requesting Party, the Party proposing the destruction or disposal shall promptly arrange for the delivery of such requested records at the expense of the Party requesting such records.

            (b) Notwithstanding anything in this Agreement to the contrary, if any Party fails to comply with the requirements of Section 10.12(a) hereof, the Party failing so to comply shall be liable for, and shall hold the other Party, harmless from, any Taxes (including without limitation, penalties for failure to comply with the record retention requirements of the Code) and other costs resulting from such Party's failure to comply.

            Section 10.13. Tax Sharing Agreements. On the Closing Date, all Tax sharing agreements and arrangements between (a) Maquiladora, on the one side, and (b) Seller or any of its Subsidiaries or Affiliates, on the other side, will be terminated and have no further effect for any taxable year or period (whether a past, present or future year or period), and no additional payments will be made thereunder on or after the Closing Date in respect of a redetermination of Tax liabilities or otherwise.

            Section 10.14. Dispute Resolution. Any dispute, claim or controversy arising out of or relating to any provision of ARTICLE X of this Agreement will be resolved in accordance with the procedures set forth in Section 12.3(b) of this Agreement, provided that each such mediator or arbitrator selected pursuant to such procedures shall have an expertise in Tax matters.

                                ARTICLE XI

                                TERMINATION
                                -----------


            Section 11.1. Voluntary Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by the mutual written consent of Purchaser and Seller.

            Section 11.2. Automatic Termination. In the event of a termination of the Merger Agreement, this Agreement shall automatically and immediately terminate.

            Section 11.3. Effect of Termination. In the event of the termination of this Agreement, all further obligations of the Parties hereunder shall terminate, and the transactions contemplated hereby shall be abandoned without further action or liability by any of the Parties hereto, except that (i) Section 11.3 ("Effect of Termination"), Section
12.2 ("Notices"), Section 12.3 ("Choice of Law, Dispute Resolution"),
Section 12.6 ("Entire Agreement; Waivers"), Section 12.8 ("Severability"),
Section 12.10 ("Expenses"), Section 12.12 ("Parties in Interest") and
Section 12.14 ("Controlling Agreement") shall survive such termination and
(ii) nothing shall relieve any Party hereto from liability for any breach of this Agreement prior to such termination.


                                ARTICLE XII

                               MISCELLANEOUS
                               -------------


            Section 12.1. Assignment. No Party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party in its sole and absolute discretion. Notwithstanding the foregoing, any Party may (without obtaining any consent) assign, delegate or sublicense all or any portion of its rights and obligations hereunder to (i) the surviving entity resulting from a merger or consolidation involving such Party, (ii) the acquiring entity in a sale or other disposition of (A) all or substantially all of the assets of such Party as a whole, (B) any line of business or division of such Party, or (C), in the case of Purchaser, the Facility,
(iii) any other Person that is created as a result of a spin-off from, or similar reorganization transaction of, such Party or any line of business or division of such Party or (iv) an Affiliate. In the event of an assignment pursuant to (ii) or (iii) above, the non-assigning Party shall, at the assigning Party's request, use good faith commercially reasonable efforts to enter into separate agreements with each of the resulting entities and take such further actions as may be reasonably required to assure that the rights and obligations under this Agreement are preserved, in the aggregate, and divided equitably between such resulting entities.
Any conveyance, assignment or
transfer requiring the prior written consent of another Party pursuant to this
Section 12.1 which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning Party of its obligations hereunder.

            Section 12.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) upon confirmation of receipt if delivered by telecopy or telefacsimile, (c) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (d) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

            If to Purchaser, to:

                    Alpha Industries, Inc.
                    20 Sylvan Road
                    Woburn, MA  01801
                    Fax:         (617) 824-4426
                    Attention:   Paul E. Vincent
                                 Chief Financial Officer

            With copies to (not effective for purposes of notice):

                    Alpha Industries, Inc.
                    20 Sylvan Road
                    Woburn, MA  01801
                    Fax:         (617) 824-4564
                    Attention:   James K. Jacobs, Esq.
                                 General Counsel

            or if to Seller, to:

                    Conexant Systems, Inc.
                    4311 Jamboree Road
                    Newport Beach, California  92660-3095
                    Fax:         (949) 483-6388
                    Attention:   Dennis E. O'Reilly
                                 Senior Vice President, General
                                    Counsel and Secretary

            With a copy to (not effective for purposes of notice):

                     Chadbourne & Parke LLP
                     30 Rockefeller Plaza
                     New York, New York 10112
                     Fax:         (212) 541-5369
                     Attention:   Peter R. Kolyer, Esq.


            Section 12.3. Choice of Law; Dispute Resolution.

            (a) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles).

            (b) Dispute Resolution. In the event that from and after the Closing, any dispute, claim or controversy (collectively, a "Dispute") arises out of or relates to any provision of this Agreement or the breach, performance, enforcement or validity or invalidity thereof, the designees of Seller's Chief Executive Officer and Purchaser's Chief Executive Officer will attempt a good faith resolution of the Dispute within thirty (30) days after either Party notifies the other Party in writing of the Dispute. If the Dispute is not resolved within thirty (30) days of the receipt of the notification, or within such other time as they may agree, the Dispute will be referred for resolution to Seller's Chief Executive Officer and Purchaser's Chief Executive Officer. Should they be unable to resolve the Dispute within thirty (30) days following the referral to them, or within such other time as they may agree, Seller and Purchaser will then attempt in good faith to resolve such Dispute by mediation in accordance with the then-existing CPR Mediation Procedures promulgated by the CPR Institute for Dispute Resolution, New York City. If such mediation is unsuccessful within thirty (30) days (or such other period as the Parties may mutually agree) after the commencement thereof, such Dispute shall be submitted by the Parties to binding arbitration, initiated and conducted in accordance with the then-existing American Arbitration Association Commercial Arbitration Rules, before a single arbitrator selected jointly by Seller and Purchaser, who shall not be the same person as the mediator appointed pursuant to the preceding sentence. If Seller and Purchaser cannot agree upon the identity of an arbitrator within ten (10) days after the arbitration process is initiated, then the arbitration will be conducted before three arbitrators, one selected by Seller, one selected by Purchaser and the third selected by the first two. The arbitration shall be conducted in San Francisco, California and shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award may be entered by any court having jurisdiction thereof. The arbitrators shall have case management authority and shall resolve the Dispute in a final award within one hundred eighty (180) days from the commencement of the arbitration action, subject to any extension of time thereof allowed by the arbitrators upon good cause shown.

            Section 12.4. Survival of Representations and Warranties and Covenants. The respective representations and warranties of the Parties contained in this Agreement (other than those set forth in the following sentence) will survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing and will continue in full force and effect until six (6) months after the Closing Date and will then expire. The representations and warranties of the Parties contained in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.9(a), Section 3.13, Section 3.18, Section 4.1, Section 4.2, and Section 4.3 will survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing and will continue in full force and effect until all applicable statutes of limitation (including any extensions thereof) have expired and will then expire. All covenants of the Parties contained in this Agreement will remain in full force and effect after, and survive, the Closing (other than those to be performed at or prior to the Closing).

            Section 12.5. Limitations on Representations and Warranties. Except for the representations and warranties set forth in this Agreement, the Assets, the Shares and the Minority Shares are being sold "AS IS, WHERE IS, AND WITH ALL FAULTS." EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE ASSUMED LIABILITIES, THE ASSETS, THE FACILITY, THE BUSINESS OR OPERATIONS OF MAQUILADORA OR ANY OTHER MATTER, EXPRESS OR IMPLIED, ORAL, OR WRITTEN. SELLER HEREBY SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

            Section 12.6. Entire Agreement; Waivers. This Agreement, together with all exhibits and Schedules hereto, and the other agreements and instruments of the Parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings both written and oral, among the Parties with respect to the subject matter hereof. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            Section 12.7. Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. This Agreement may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

            Section 12.8. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any Party as a result thereof, the Parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

            Section 12.9. Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            Section 12.10. Expenses. Except as otherwise provided in this Agreement, each of the Parties shall be liable for its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement prior to Closing.

            Section 12.11. Amendments. This Agreement cannot be amended, modified or supplemented except by a written agreement executed by Seller and Purchaser.

            Section 12.12. Parties in Interest. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a Party hereto, and no Person other than the Parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that the provisions of Sections 9.1, 9.2 and 10.6 hereof shall inure to the benefit of the Persons referred to therein.

            Section 12.13. Schedules and Exhibits. Inclusion of an item or matter on any of the Schedules or Exhibits attached hereto shall not be deemed to be an admission by any Party that such item or matter is required to be disclosed in such Schedule or Exhibit. Each disclosure on each Schedule, to the extent specified therein, qualifies the correspondingly numbered representation and warranty or covenant contained herein and, to the extent it is apparent on the face of such disclosure that such disclosure qualifies another representation or warranty contained herein, such other representation and warranty.

            Section 12.14. Controlling Agreement. In the event of any inconsistency between the provisions of this Agreement and those of either Seller's Contrato de

Compra-Venta de Acciones or Minority Shareholder's Contrato de Compra-Venta de Acciones, this Agreement shall be controlling (other than with respect to the governing law).

            Section 12.15. Compliance with Bulk Sales Laws. The Parties hereby waive compliance with the bulk sales laws and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

            Section 12.16. Savings Clause. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Assumed Contract if an assignment or attempted assignment of the same without the Consent of any other party or parties thereto or other required Consent would constitute a breach thereof or of any applicable law or in any way impair the rights of Seller or Purchaser thereunder. If any such Consent is not obtained or if an attempted assignment would be ineffective or would impair any rights of either Seller or Purchaser under any such Assumed Contract that Purchaser would not receive all such rights, then (x) Seller will use commercially reasonable efforts (it being understood that such efforts shall not include any requirement of Seller to pay any consideration or offer or grant any financial accommodation) to provide or cause to be provided to Purchaser the benefits of any such Assumed Contract and Seller will promptly pay or cause to be paid to Purchaser when received all moneys and properties received by Seller with respect to any such Assumed Contract and (y) to the extent that Purchaser receives the benefits of such Assumed Contract, Purchaser will pay, perform and discharge on behalf of Seller all of Seller's Liabilities thereunder in a timely manner and in accordance with the terms thereof. If and when such Consents are obtained, the transfer of the applicable Assumed Contract shall be effected as promptly following the Closing as shall be practicable in accordance with the terms of this Agreement.

            Section 12.17. Cooperation Following the Closing. Following the Closing, the Parties shall each deliver to the other such further information and documents and shall execute and deliver to the other such further instruments and agreements as the other shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other the benefits of this Agreement.


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                          signature page follows]

            IN WITNESS WHEREOF, each of the Parties listed below has executed this Mexican Stock and Asset Purchase Agreement as of the day and year first above written.



                                  CONEXANT SYSTEMS, INC.


                                  By:   /s/ Dwight W. Decker
                                        --------------------------------------
                                        Dwight W. Decker
                                        Chairman of the Board and Chief
                                          Executive Officer


                                  ALPHA INDUSTRIES, INC.


                                  By:   /s/ David J. Aldrich
                                        --------------------------------------
                                        David J. Aldrich
                                        President and Chief Executive Officer


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